                                CREDIT AGREEMENT


                          Dated as of September 1, 1997

                                      among

                         GREENBRIER LEASING CORPORATION
                         GREENBRIER CAPITAL CORPORATION
                            GREENBRIER PARTNERS INC.
                            GREENBRIER RAILCAR, INC.
                              AUTOSTACK CORPORATION
                  GREENBRIER TRANSPORTATION LIMITED PARTNERSHIP
                         GREENBRIER TRANSPORTATION, INC.
                     AUTOSTACK PARTNERS LIMITED PARTNERSHIP
                         AUTOSTACK GENERAL PARTNER, INC.
                                       and
                        GREENBRIER RENTAL SERVICES, INC.
                                  as Borrowers

                         GREENBRIER LEASING CORPORATION
                        as Greenbrier Funds Administrator

                    THE FINANCIAL INSTITUTIONS PARTIES HERETO
                                    as Banks

                                      with

                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION
                             as Administrative Agent

                                       and

                         UNION BANK OF CALIFORNIA, N.A.
                      as Collateral Agent and Funding Agent

                                   Arranged By
                               BA SECURITIES, INC.

                              TABLE OF CONTENTS



                                                                            Page

ARTICLE ONE - DEFINITIONS......................................................1

ARTICLE TWO - CREDIT FACILITIES...............................................26
     2.1   Amounts and Terms of Facilities....................................26
     2.2   Loan Accounts......................................................28
     2.3   Procedure for Borrowing............................................29
     2.4   Conversion and Continuation Elections..............................31
     2.6   Optional Prepayments...............................................34
     2.7   Mandatory Prepayments of Loans.....................................34
     2.8   Repayment..........................................................35
     2.9   Interest...........................................................35
     2.10  Fees...............................................................36
     2.11  Computation of Fees and Interest...................................36
     2.12  Payments by Borrowers..............................................37
     2.13  Payments by Banks to Funding Agent.................................38
     2.14  Sharing of Payments, Etc...........................................38

ARTICLE THREE - LETTERS OF CREDIT.............................................39
     3.1   The Letter of Credit Subfacility...................................39
     3.2   Issuance, Amendment and Renewal of Letters of Credit...............40
     3.3   Risk Participations, Drawings and Reimbursements...................43
     3.4   Repayment of Participations........................................44
     3.5   Role of Issuing Bank...............................................45
     3.6   Obligations Absolute...............................................46
     3.7   Cash Collateral Pledge.............................................47
     3.8   Letter of Credit Fees..............................................47
     3.9   Uniform Customs and Practice.......................................47

ARTICLE FOUR - TAXES, YIELD PROTECTION AND ILLEGALITY.........................48
     4.1   Taxes..............................................................48
     4.2   Illegality.........................................................49
     4.3   Increased Costs and Reduction of Return............................50
     4.4   Funding Losses.....................................................50
     4.5   Inability to Determine Rates.......................................51
     4.6   Certificates of Banks..............................................51
     4.7   Substitution of Banks..............................................52
     4.8   Survival...........................................................52

ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES.................................52
     5.1   Due Organization...................................................52
     5.2   Authorization, Validity and Enforceability.........................52
     5.3   Compliance With Applicable Laws....................................52
     5.4   Licenses, Trademarks...............................................53
     5.5   No Conflict........................................................53
     5.6   No Litigation, Claims or Proceedings...............................53
     5.7   Correctness of Financial Statements................................53
     5.8   No Event of Default................................................53
     5.9   Reaffirmation of Representations...................................53

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     5.10  Title To Assets....................................................54
     5.11  Tax Status.........................................................54
     5.12  ERISA..............................................................54
     5.13  Environmental Quality..............................................54
     5.14  Other Laws/Regulations.............................................54
     5.15  Labor, Salaries and Wages..........................................54
     5.16  Affiliates.........................................................54
     5.17  Capital Stock of Borrowers.........................................54

ARTICLE SIX - CONDITIONS PRECEDENT............................................54
     6.1   Conditions of Initial Credit Extensions............................54
     6.2   Conditions to All Credit Extensions................................55

ARTICLE SEVEN - AFFIRMATIVE COVENANTS.........................................56
     7.1   Use of Proceeds....................................................56
     7.2   Financial Covenants................................................56
     7.3   Notice to Banks....................................................57
     7.4   Financial Statements/Reporting Requirements........................58
     7.5   Existence..........................................................59
     7.6   Insurance..........................................................59
     7.7   Accounting Records.................................................59
     7.8   Compliance With Laws...............................................59
     7.9   Taxes and Other Liabilities........................................60

ARTICLE EIGHT - NEGATIVE COVENANTS............................................60
     8.1   Indebtedness.......................................................60
     8.2   Liens. ............................................................61
     8.3   Corporate Changes; Prepayments of Certain Indebtedness.............61
     8.4   Sale of Assets.....................................................61
     8.5   Acquisitions.......................................................62
     8.6   Loans/Investments..................................................62
     8.7   Other Business.....................................................63
     8.8   No Changes in Depreciation Policies................................63
     8.9   Restricted Payments and Affiliate Transactions.....................63
     8.10  Adverse Selection or Transfer of Assets............................64

ARTICLE NINE - EVENTS OF DEFAULT..............................................65
     9.1   Events of Default..................................................65
     9.2   Remedies...........................................................66
     9.3   Rights Not Exclusive...............................................67
     9.4   Right of Set Off...................................................67

ARTICLE TEN - AGENTS..........................................................67
     10.1  Appointment and Authorization; "Agents"............................67
     10.2  Delegation of Duties...............................................68
     10.3  Liability of Agent.................................................68
     10.4  Reliance by Agent..................................................69
     10.5  Notice of Default..................................................69
     10.6  Credit Decision....................................................70
     10.7  Indemnification of Agents..........................................70
     10.8  Agents in Individual Capacity......................................71
     10.9  Successor Agents...................................................71
     10.10 Withholding Tax....................................................72


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ARTICLE ELEVEN - GENERAL PROVISIONS...........................................73
     11.1   Amendments and Waivers............................................73
     11.2   Notices...........................................................74
     11.3   No Waiver; Cumulative Remedies....................................75
     11.4   Costs and Expenses................................................75
     11.5   Indemnification...................................................76
     11.6   Payments Set Aside................................................76
     11.7   Successors and Assigns............................................76
     11.8   Assignments, Participations, Etc..................................77
     11.9   Notification of Addresses, Lending Offices, Etc...................79
     11.10  Counterparts......................................................79
     11.11  Severability......................................................79
     11.12  Governing Law and Jurisdiction....................................79
     11.13  Waiver of Jury Trial..............................................79
     11.14  Entire Agreement..................................................80
     11.15  Joint and Several Liability; Exceptions for APLP
            and GTLP..........................................................80
     11.16  Appointment and Authorization of the Greenbrier
            Funds Administrator...............................................81

                                 EXHIBITS


Exhibit A           -      Form of Borrowing Base Certificate
Exhibit B           -      Form of Compliance Certificate
Exhibit C           -      Form of Assignment and Acceptance




                                SCHEDULES


Schedule 1.1(A)     -      Applicable Margin
Schedule 1.1(B)     -      Marine Vessel Inventory
Schedule 1.1(C)     -      Permitted Liens
Schedule 2.1        -      Revolving Commitments
Schedule 5.6        -      Litigation
Schedule 5.16       -      Borrower Affiliates
Schedule 5.17       -      Borrower Capital Stock
Schedule 6.1        -      List of Documents
Schedule 8.1        -      Permitted Indebtedness
Schedule 11.2       -      Bank Lending Offices; Addresses for
                           Notices

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT ("Agreement") is made as of September 1, 1997 by and among Administrative Agent, Funding Agent, Banks, the Greenbrier Funds Administrator and Borrowers.


                                    RECITALS

        Banks have agreed to make available to Borrowers a secured revolving credit and term loan facility upon the terms and conditions set forth in this Agreement.


                            ARTICLE ONE - DEFINITIONS

        The definitions appearing in this Agreement, or any supplement or addendum to this Agreement, shall be applicable to both the singular and plural forms of the defined terms:

        A. "AC" means Autostack Corporation, an Oregon corporation.

        1.2 "Adjusted Consolidated Tangible Net Worth" means, at any time,
(a)Consolidated Tangible Net Worth, minus (b) the aggregate then outstanding principal amount of Subordinated Golden West Indebtedness.

        1.3 "Adjusted Reference Rate" means, for any day, an interest rate per annum equal to the sum of (a) the Reference Rate and (b) the Applicable Margin, in each case for such day.

        1.4 "Adjusted Senior Funded Debt" means, at any time, in each case as set forth on a balance sheet of the Consolidated Entity prepared in accordance with GAAP: (a) the aggregate then outstanding principal amount of all Indebtedness, plus (b) the aggregate then outstanding principal amount of Attributable Debt with respect to Sale/Leaseback Transactions, minus (c) the aggregate then outstanding principal amount of all Approved Subordinated Indebtedness, Senior Golden West Indebtedness and Non-recourse Indebtedness.

        1.5 "Administrative Agent" means BofA, acting in its capacity as administrative agent for Banks hereunder, and any successor agent arising under Article Ten.

        1.6 "Affiliate" means, with respect to any Person, any other
Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. "Control", "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five (5) percent or more of the securities having ordinary voting power for the election of directors of a corporation.

        1.7 "Agent-Related Persons" means BofA, UBOC and any successor Administrative Agent, Collateral Agent or Funding Agent, as the case may be, arising under Article Ten, and any successor letter of credit Issuing Bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        1.8 "Agents" means, collectively, Administrative Agent, Collateral Agent and Funding Agent; and "Agent" means any of such Persons.

        1.9 "AGP" means Autostack General Partner, Inc., a Delaware corporation.

        1.10 "Agreement" means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

        1.11 "APLP" means Autostack Partners Limited Partnership, a Delaware limited partnership.

        1.12 "APLP Effective Date" has the meaning specified in subsection 11.15(b).

        1.13 "APLP Borrowing Base" means at any time an amount equal to that portion of the Borrowing Base at such time (as most recently determined pursuant to subsection 7.4(b)) attributable to the Net Book Value of Inventory or the Investment in Direct Finance Leases, in each case of APLP.

        1.14 "APLP Obligations" means the Effective Amount of
Committed Advances, plus the Effective Amount of Swingline Advances, plus the Effective Amount of L/C Obligations, in each case made to or incurred by or for the account of APLP.

        1.15 "Applicable Margin" means the respective percentages set forth on
Schedule 1.1 corresponding to the Type of such Loan and the applicable "level" of the Leverage Pricing Ratio then in effect; provided that, notwithstanding the foregoing, if the Committed Advances are converted into Term Loans on the Revolving Termination Date pursuant to Section 2.1(b), the respective percentages set forth on Schedule 1.1 shall increase by (i) one-quarter of one percent (0.25%) per annum with respect to each day during the period commencing on the Revolving Termination Date and ending on the third anniversary thereof and (ii) by one-half of one percent (0.50%) per annum with respect to each day thereafter.

        1.16 "Approved Minority Interests" means the Class A limited partnership interest of MBK or Mitsui Nevitt in APLP and all other minority equity interests in one or more of GLC's consolidated subsidiaries issued after the Closing Date on terms and conditions previously approved in writing by the Required Banks.

        1.17 "Approved Subordinated Indebtedness" means the following liabilities of the Consolidated Entity determined in accordance with GAAP: (a) Subordinated Golden West Indebtedness and (b) other liabilities that mature in more than one (1) year and that have been subordinated to the Obligations on terms and conditions previously approved in writing by the Required Banks.

        1.18 "Arranger" means BA Securities, Inc., a Delaware corporation.

        1.19 "Assignee" has the meaning specified in subsection
11.8(a).

        1.20 "Assignment and Acceptance" has the meaning specified in Section 11.8(a).

        1.21 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

        1.22 "Attributable Debt" means, at any time with respect to any Sale/Leaseback Transaction for which the obligations of the applicable Borrower do not constitute Capitalized Lease Obligations of such Borrower, the aggregate amount of non-cancelable rental payments due from such Borrower under the lease entered into in connection with such Sale/Leaseback Transaction during the remaining non-cancelable term of such lease, net of rental payments which have been defeased or secured by deposits, discounted from the respective due dates thereof to such time using a discount rate equal to the discount rate that would then be used to calculate the amount of such Borrower's Capitalized Lease Obligations with respect to a comparable Capitalized Lease.

        1.23 "Autostack Inventory" means Inventory consisting of loaders, racks and rack handlers used in the "Autostack" system.

        1.24 "Banking Day" means a day on which each Agent's San Francisco main office and Funding Agent's Portland Office (or such other offices as are designated from time to time by successor Agents) are in each case open for business to the public.

        1.25 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

        1.26 "Banks" means BofA and UBOC, including in their respective capacities as Issuing Banks, together with their respective successors and assigns; and "Bank" means any of such Persons.

        1.27 "BofA" means Bank of America National Trust and Savings Association, a national banking association, acting in its individual capacity.

        1.28 "BofA Fee Letter" means that certain fee letter dated April 1, 1997, among GLC, BofA and the Arranger.

        1.29  [INTENTIONALLY DELETED].

        1.30 "Borrowers" means, collectively, GLC, GCC, GPI, GRI,
GRS, AC, APLP, AGP, GTLP and GTI, together with each other subsidiary of any Borrower from time to time hereafter designated by the Greenbrier Funds Administrator; provided that (a) each such subsidiary must be a member of the Consolidated Entity and must have executed and delivered such agreements, documents and instruments as Administrative Agent shall reasonably require to cause such subsidiary to be joined as a party to this Agreement and each of the other Loan Documents, with full joint and several liability hereunder and thereunder for all Obligations, and (b) after giving effect to any such joinder, no Default or Event of Default shall have occurred and be continuing; and "Borrower" means any of such Persons.

        1.31 "Borrowing" means a borrowing hereunder consisting of Committed Advances or Term Loans of the same Type made to Borrowers on the same day by Banks under Article Two, and, other than in the case of Reference Rate Advances, having the same Period.

        1.32 "Borrowing Base" means at any time an amount equal to the sum, without duplication, at such time (as most recently determined pursuant to subsection 7.4(b)) of:

          (i) ninety percent (90%) of the Net Book Value of Eligible Inventory consisting of Railcar Inventory; and

          (ii) ninety percent (90%) of Borrowers' Investment in Direct Finance Leases covering Eligible Inventory consisting of Railcar Inventory; and

          (iii) sixty-five percent (65%) of the Net Book Value of Eligible Inventory consisting of Hulks and Rebuild Inventory, provided that the portion of the Borrowing Base attributable at any time to Hulks and Rebuild Inventory shall not exceed ten percent (10%) of the total Borrowing Base at such time; and

          (iv) eighty percent (80%) of the Net Book Value of Eligible Inventory consisting of Intermodal Inventory; and

          (v) eighty percent (80%) of Borrowers' Investment in Direct Finance Leases covering Eligible Inventory consisting of Intermodal Inventory; and

          (vi) the sum of fifty percent (50%) of the Net Book Value of Eligible Inventory consisting of Autostack Inventory and fifty percent (50%) of Borrowers' Investment in Direct Finance Leases covering Eligible Inventory consisting of Autostack Inventory; and

          (vii) the sum of forty percent (40%) of the Net Book Value of Eligible Inventory consisting of Marine Vessel Inventory and forty percent (40%) of Borrowers' Investment in Direct Finance Leases covering Eligible Inventory consisting of Marine Vessel Inventory; and

          (viii) the lesser of (A) TEN MILLION AND NO/100 DOLLARS
     (10,000,000.00) and (B) eighty percent of (x) the Net Book Value of all Eligible Mexican Inventory and (y) Borrowers' Investment in Direct Finance Leases covering Eligible Mexican Inventory; and

           (ix) prior to the Revolving Termination Date, with respect to Inventory (other than Eligible Mexican Inventory) which is excluded from the definition of "Eligible Inventory" solely by reason of its failure to satisfy the requirements of clause (a) or (b)thereof, the lesser of (A) TEN MILLION AND NO/100 DOLLARS(10,000,000.00) and (B) the sum of:

           (1) seventy-five percent (75%) of (x) the Net Book Value of all such Inventory consisting of Railcar Inventory and Intermodal Inventory and
        (y) Borrowers' Investment in Direct Finance Leases covering such Railcar Inventory and Intermodal Inventory;

           (2) sixty-five percent (65%) of the Net Book Value of all such Inventory consisting of Hulks and Rebuild Inventory;

           (3) fifty percent (50%) of (x) the Net Book Value of all such Inventory consisting of Autostack Inventory and (y) Borrowers' Investment in Direct Finance Leases covering such Autostack Inventory; and

           (4) forty percent (40%) of (x) the Net Book Value of all of such Inventory consisting of Marine Vessel Inventory and (y) Borrowers' Investment in Direct Finance Leases covering such Marine Vessel Inventory;

        provided, that the aggregate Net Book Value of Inventory and Borrower's Investment in Direct Finance Leases, in each case included in the Borrowing Base pursuant to this paragraph (ix) notwithstanding the failure of such Inventory, or the failure of the Inventory covered by such Direct Finance Leases, to satisfy the requirements of clause (b) of the definition of "Eligible Inventory," shall not exceed $2,500,000 at any time.

Notwithstanding the foregoing (x) the aggregate amount of the Borrowing Base attributable at any time to Autostack Inventory, or to Borrowers' Investment in Direct Finance Leases covering Autostack Inventory, whether such Inventory, or such Investment in Direct Finance Leases is included in the Borrowing Base by reason of paragraph (vi) or paragraph (viii) above, shall not in any event exceed FIVE MILLION AND NO/100 DOLLARS (5,000,000.00) and (y) the aggregate amount of the Borrowing Base attributable at any time to Marine Vessel Inventory, or to Borrowers' Investment in Direct Finance Leases covering Marine Vessel Inventory, whether such Inventory is included in the Borrowing Base by reason of paragraph (vii) or paragraph (viii) above shall not in any event exceed FIVE MILLION AND NO/100 DOLLARS (5,000,000.00).

          1.33 "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit A, executed by the Greenbrier Funds Administrator and accompanied by such supporting schedules and other information as shall be reasonably requested by the Agents.

          1.34 "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

          1.35 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation,whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

        1.36 "Cash Flow" means, for any period, the following for the Consolidated Entity, in each case calculated in accordance with GAAP for such period: (a) net earnings (excluding extraordinary after-tax gains and losses and net earnings and losses attributable to Unrestricted Subsidiaries, other than dividends and other distributions from earnings received in cash) plus (b) the sum of the following, to the extent deducted in determining such net earnings:
(i) depreciation and amortization expense, (ii) charges for foreign, federal, state and local taxes, (iii) rental expense, (iv) interest expense, including the interest component of Capitalized Leases, and (v) after the Revolving Termination Date, amortization expense with respect to Investment in Direct Finance Leases.

        1.37 "Capitalized Lease" means, as to any Person at any time, any lease which in accordance with GAAP is required to be capitalized on the balance sheet of such Person at such time; and "Capitalized Lease Obligations" of such Person at any time means the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time as lessee under Capitalized Leases.

        1.38 "Cash Collateralize" means to pledge and deposit with or deliver to Funding Agent, for the benefit of Agents, Issuing Banks and Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent and Issuing Banks (which documents are hereby consented to by Banks). Derivatives of such term shall have corresponding meanings.

        1.39 "Change of Control" means the occurrence or existence of any one or more of the following events or conditions:

          (a) any Person, or any two or more Persons acting in concert, in each case other than Alan James, William A. Furman, any member of their respective Family Groups or any Related Business Entity, acquires record or beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of voting stock of Parent and, after giving effect to such acquisition, the aggregate shares of such voting stock owned by Alan James, William A. Furman, their respective Family Groups and/or Related Business Entities exceeds such percentage ownership by less than ten percent(10%);

          (b) the replacement of a majority of the Board of Directors of Parent over a one-year period, from the directors who constituted the Board of Directors of Parent at the beginning of such period, which replacement shall not have been approved by the Board of Directors ofParent (or replacement directors approved by the Board of Directors of Parent), as constituted at the beginning of such period; or

          (c) the failure by Parent or any Affiliate of Parent to own beneficially and of record at least eighty percent (80%) of the issued and outstanding capital stock of GLC.

For purposes hereof, "Family Group" of any Person means such Person's spouse, descendants and ancestors (in each case whether natural or adopted), a spouse of any such descendant or ancestor and a trustee of any trust established primarily for the benefit of any one or more of the foregoing; and "Related Business Entity" means any Person in which Alan James, William A. Furman and/or any member of their respective Family Groups hold fifty percent (50%) or more of the voting stock or other equity interests having ordinary voting power to elect the directors (or Persons performing a similar function) of such Person.

        1.40 "Closing Date" means the date of this Agreement or, if later, the date of the initial Committed Advance hereunder.

        1.41 "Collateral" has the meaning specified in the Security
Agreement.

        1.42 "Collateral Agent" means UBOC, acting in its capacity as Collateral Agent hereunder, and any successor agent arising under Article Ten.

        1.43 "Collateral Documents" means, collectively, (i) the
Security Agreement and all other security agreements, mortgages, deeds of trust, lease assignments, guarantees and other similar agreements between any Borrower and the Collateral Agent for the benefit of the Swingline Bank, the Banks and the Agents now or hereafter delivered pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC or comparable law against any Borrower, as debtor, in favor of the Collateral Agent, as secured party, and (ii) all amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

        1.44 "Commercial Account" means demand deposit account Nos. 003-084480, 003-100690, 003-111754 or 003-101516 at UBOC's Portland Branch.

        1.45 "Commitments" means, (i) with respect to the Swingline
Bank, the Swingline Commitment and (ii) with respect to any Bank, such Bank's Revolving Commitment and Term Commitment.

        1.46 "Committed Advance" means an extension of credit by a Bank to a Borrower under Section 2.1(a) of this Agreement and may be a Reference Rate Advance, a Eurodollar Rate Advance or a Money Market Rate Advance.

        1.47 "Compliance Certificate" means a certificate substantially in the form of Exhibit B.

        1.48 "Consolidated Entity" means GLC and those of its subsidiaries from time to time required to be consolidated with it for financial reporting purposes in accordance with GAAP; provided that, notwithstanding the foregoing, the Consolidated Entity in any event shall include each of the Borrowers; and, provided, further that, for purposes of determining compliance with the respective terms and provisions hereof at any time during any fiscal year of GLC, the Consolidated Entity shall exclude:

          (a) any Unrestricted Subsidiary, if (i) the aggregate Net Book Value of the Inventory of such Unrestricted Subsidiary exceeds ten percent (10%) of the aggregate Net Book Value of the Inventory of all Borrowers (including, for purposes of this clause (i), Borrowers' inventory comprising Golden West Collateral) and all Unrestricted Subsidiaries, in each case as determined as of the end of the immediately preceding fiscal year, or (ii) the aggregate earnings before interest and taxes of such Unrestricted Subsidiary for either of the two immediately preceding fiscal years exceeds ten percent (10%) of the aggregate earnings before interest and taxes of all Borrowers and all Unrestricted Subsidiaries for such fiscal year; and

          (b) one or more Unrestricted Subsidiaries, if and to the extent necessary to cause (i) the aggregate Net Book Value of the Inventory of all Unrestricted Subsidiaries to be no greater than twenty-five percent (25%) of the aggregate Net Book Value of the Inventory of all Borrowers (including, for purposes of this clause (i), Borrowers' inventory comprising Golden West Collateral) and all Unrestricted Subsidiaries, in each case as determined as of the end of the immediately preceding fiscal year, and (ii) the aggregate earnings before interest and taxes of all Unrestricted Subsidiaries for either of the two immediately preceding fiscal years to be no greater than twenty-five percent (25%) of the aggregate earnings before interest and taxes of all Borrowers and all Unrestricted Subsidiaries for such fiscal year.

        1.49 "Consolidated Tangible Net Worth" means, for any period, the Net Book Value of the following items for the Consolidated Entity, in each case calculated in accordance with GAAP for such period:

        (a) all assets, less (i) intangibles, (ii) increases in the Consolidated Entity's investment in Unrestricted Subsidiaries attributable to the undistributed earnings of the Unrestricted Subsidiaries, and (iii) loans and other advances to, notes and receivables from and equity investments in Affiliates (including Unrestricted Subsidiaries and Parent), other than:

               (w) such loans and other advances to, notes and receivables from and equity investments in any Borrower;

               (x) the Consolidated Entity's investment in Gunderson and Redon, to the extent in existence on the Closing Date and including increases therein after the Closing Date attributable solely to the undistributed earnings of such Persons;

               (y) such loans, other advances, notes and receivables arising as a result of the sale of goods or the rendering of services by a Borrower in the ordinary course of such Borrower's business, on terms no less favorable to such Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower, provided that the applicable obligor is an operating company which has demonstrated in a manner reasonably satisfactory to Administrative Agent its ability to repay such obligations in the ordinary course of its business; and

               (z) such loans and other advances to, notes and receivables from and equity investments in any Affiliate of any Borrower (other than Parent) in addition to those loans, advances, notes, receivables and equity investments described in clauses (w), (x) and (y) above, in an amount not exceeding $10,000,000 in the aggregate for all Borrowers; minus

        (b) all liabilities, except Approved Subordinated Indebtedness and Approved Minority Interests.

        1.50 "Consolidated Total Liabilities" means, for any period, the following items for the Consolidated Entity, in each case calculated in accordance with GAAP for such period: (a) all liabilities, including Attributable Debt with respect to Sale/Leaseback Transactions, minus (b) Approved Subordinated Indebtedness and Approved Minority Interests.

        1.51 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

        1.52 "Direct Finance Leases" means, with respect to any Person at any time, any lease which in accordance with GAAP is required to be capitalized on a balance sheet of such Person at such time.

        1.53 "Effective Amount" means (i) with respect to any Swingline Advances on any date, the aggregate outstanding principal amount thereof after giving effect to the making of any Swingline Advances and repayments of Swingline Advances occurring on such date; (ii) with respect to any Committed Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Committed Advances occurring on such date; and (iii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        1.54 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a subsidiary of a Bank, (ii) a subsidiary of a Person of which a Bank is a subsidiary, or (iii) a Person of which a Bank is a subsidiary.

        1.55 "Eligible Inventory" means Inventory:

          (a) which is owned by one or more of the Borrowers and subject to a valid and perfected Lien in favor of the Collateral Agent and not subject to any other Lien, except, in the case of Inventory covered by a Lease, the lessee's interest thereunder;

          (b) which, except for temporary and incidental use of Inventory by the respective lessees thereof, is located only in (i) the United States, (ii) Canada and (iii) other jurisdictions acceptable to Administrative Agent in its sole and absolute discretion;

          (c) which is in a ready state of repair acceptable to users according to industry standards, or

               (i) in the case of Railcar Inventory, actively under a refurbishment program; and

               (ii) in the case of Hulks and Rebuild Inventory, awaiting commencement of repair or refurbishment (which repair or refurbishment will qualify such railcars as Railcar Inventory) for no more than ninety (90) days from the date of purchase thereof or, if later, the Closing Date.

          (d) which, in Administrative Agent's opinion, is not obsolete or unfit for further use or processing, or, except in the case of Hulks and Rebuild Inventory, unsalable or damaged;

          (e) which, if such Inventory is covered by a Lease, as soon as reasonably practicable following the execution of such Lease, is subjected to a perfected security interest in favor of the applicable Borrower or the subject of a public notice duly given by such Borrower of its ownership thereof:

               (i) with respect to Inventory that is subject to 49 U.S.C. 11303, by recording with the STB an appropriate document;

               (ii) with respect to other Inventory, by filing a UCC-1 Financing Statement naming the lessee as Debtor or other appropriate method of perfection of a security interest in or notation of such Borrower's interest in such Inventory under the UCC or other applicable state law;

     provided, that Autostack Inventory covered by a Lease shall not be deemed ineligible solely by reason of the failure of such Inventory to satisfy the foregoing requirements of this paragraph (e); and

          (f) if such Inventory is Autostack Inventory, which:

               (i)   is not work in process;

               (ii) is owned by AC and/or APLP free and clear of all Liens, except Liens in favor of Collateral Agent, and except for rights of lessees or other third parties under Leases or operating agreements, respectively, entered into in the ordinary course of business of AC or APLP; and

               (iii) under the UCC does not constitute fixtures or any other type of interest with respect to which a "fixture filing" or other recording or filing in the local real property records is required in order to perfect a security interest therein, unless Borrowers have previously granted in favor of Collateral Agent pursuant to the Collateral Documents a perfected security interest of first priority in such Inventory; and

          (g) the value of which, in the Administrative Agent's reasonable credit judgment, has not significantly decreased from the Net Book Value thereof set forth on the most recent Borrowing Base Certificate delivered pursuant to subsection 7.4(b).

        1.56 "Eligible Mexican Inventory" means Inventory which is excluded from the definition of "Eligible Inventory" solely by reason of its failure to satisfy the requirements of clause (b) thereof, provided that such Inventory is covered by a Lease with respect to which:

        (a) the lessee thereunder is a Person (i) organized in the United States or any state thereof and (ii) having long-term unsecured debt rated at least "BBB-" or the equivalent by S&P or at least "Baa3" or the equivalent by Moody's (or is a wholly-owned subsidiary of a Person having long-term unsecured debt rated at least "BBB-" or the equivalent by S&P or at least "Baa3" or the equivalent by Moody's);

        (b) the original term of such Lease is at least three (3) years; and

        (c) the Inventory covered thereby must be returned to the Borrower in the United States upon termination thereof.

        1.57 "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor thereof, in effect from time to time.

        1.58 "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar Rate Advance for a Period, a percentage equal to the daily average during such Period of the percentages in effect on each day of such Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities," as now or in the future defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by UBOC against (a) any category of liabilities that includes deposits by reference to which the Eurodollar Rate (Adjusted) is to be determined, or (b) any category of extensions of credit or other assets that includes Eurodollar Rate Advances. For purposes of this Agreement, any Eurodollar Rate Advance hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or set-offs which may be available to any Bank from time to time under Regulation D.

        1.59 "Eurodollar Rate" shall mean, with respect to each Period for a Eurodollar Rate Advance, the rate per annum at which dollar deposits in immediately available funds are offered to UBOC two (2) Business Days prior to the beginning of such Period by major banks in the interbank eurodollar market at or about 10:00 a.m. (Pacific time), for delivery on the first day of such Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Rate Advance to be outstanding during such Period.

        1.60 "Eurodollar Rate (Adjusted)" shall mean, with respect to each Period for a Eurodollar Rate Advance, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined pursuant to the following formula:

   Eurodollar Rate =        Eurodollar Rate
                    -------------------------------------
   (Adjusted)       100%-Eurocurrency Reserve Requirement

        1.61 "Eurodollar Rate Advance" means a Committed Advance, that bears interest based on the Eurodollar Rate (Adjusted).


        1.62 "Event of Default" means any event or condition described in Article Eight.

        1.63 "Facility Amount" means $60,000,000, as such amount may be reduced from time to time pursuant to Section 2.5(b).

        1.64 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by Funding Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Funding Agent.

        1.65 "Fee Letters" means, collectively, the UBOC Fee Letter and the BofA Fee Letter; and "Fee Letter" means any of the foregoing.

        1.66 "Fixed Charges" means, for any period, the sum of the following for the Consolidated Entity, in each case calculated in accordance with GAAP for such period: (a) interest expense, including the interest component of Capitalized Leases, plus (b) rental expense, plus, after the Revolving Termination Date, (c) current maturities of Indebtedness.

        1.67 "Fixed Rate Advance" means a Money Market Rate Advance or a Eurodollar Rate Advance.

        1.68 "Funding Agent" means UBOC, acting in its capacity as funding agent for Banks hereunder, and any successor agent arising under Article Ten.

        1.69 "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of Taxes or Other Taxes payable or paid pursuant to Section 4.1.

        1.70 "GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of American Institute of Certified Public Accountants, and their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

        1.71 "GCC" means Greenbrier Capital Corporation, a California corporation.

        1.72 "GLC" means Greenbrier Leasing Corporation, a Delaware corporation.

        1.73 "GPI" means Greenbrier Partners Inc., a California corporation.

        1.74 "GTI" means Greenbrier Transportation, Inc., a Delaware corporation.

        1.75 "Golden West Collateral" means railcars purchased under the SP Remarketing Agreement and all Leases thereof.

        1.76 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        1.77 "Greenbrier Funds Administrator" means GLC acting in its capacity as borrowing agent for itself and the other Borrowers hereunder and under each of the other Loan Documents.

        1.78 "GRI" means Greenbrier Railcar, Inc. a Delaware corporation.

        1.79 "GRS" means Greenbrier Rental Services, Inc., a California corporation.

        1.80 "GTLP" means Greenbrier Transportation Limited Partnership, a Delaware limited partnership.

        1.81 "GTLP Borrowing Base" means at any time an amount equal to that portion of the Borrowing Base at such time (as most recently determined pursuant to subsection 7.4(b)) attributable to the Net Book Value of Inventory or the Investment in Direct Finance Leases, in each case of GTLP.

        1.82 "GTLP Credit Facilities" means the respective credit facilities extended to GTLP pursuant to (i) that certain Loan Agreement dated as of December 18, 1992, among GTLP, as borrower, GCC, as guarantor, and Internationale Nederlanden Lease Structured Finance B.V., as agent, (ii) that certain Loan Agreement dated as of December 18, 1992, among GTLP, as borrower, GCC, as guarantor and First Union Bank of North Carolina, as the initial lender and as agent and (iii) all other agreements, documents and instruments evidencing any refinancing of the credit facilities referred to in the foregoing clauses (i) and (ii).

        1.83 "GTLP Effective Date" has the meaning specified in subsection 11.15(c).

        1.84 "GTLP Obligations" means the Effective Amount of
Committed Advances, plus the Effective Amount of Swingline Advances, plus the Effective Amount of L/C Obligations, in each case made to or incurred by or for the account of GTLP.

        1.85 "Guaranty Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to any Indebtedness, lease, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount (or portion) of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

        1.86 "Gunderson" means Gunderson, Inc., an Oregon corporation.

        1.87 "Hulks and Rebuild Inventory" means Inventory consisting of railcars which do not qualify as Railcar Inventory but which are awaiting commencement of repair or refurbishment.

        1.88 "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person; (f) all Capitalized Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

        1.89 "Indemnified Liabilities" has the meaning specified in
Section 11.5.

        1.90 "Indemnified Person" has the meaning specified in
Section 11.5.

        1.91 "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

        1.92 "Interest Payment Date" means, (a) as to any Fixed Rate
Advance, the last day of each Period applicable to such Fixed Rate Advance, provided that if any Period for a Eurodollar Rate Advance exceeds three (3) months, the date that falls three (3) months after the beginning of such Period and three (3) months after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Reference Rate Advance or Swingline Advance, the last Banking Day of each calendar month.

        1.93 "Intermodal Inventory" means Inventory of one of the Borrowers consisting of domestic containers, intermodal and over-the-road trailers and chassis.

        1.94 "Internal Revenue Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

        1.95 "Inventory" means all inventory, raw materials, work in process or materials used, leased or consumed, or held for sale or lease or to be furnished under contracts of service, in each case in any Borrower's business, including, but not limited to, all barges, marine vessels, railcars, domestic containers, intermodal and over-the-road trailers, chassis, loaders, racks and rack handlers used in the Autostack system, warehouse receipts, bills of lading and other documents evidencing goods now owned or hereafter acquired by any Borrower, and all goods covered thereby including returned goods, accessions, additions, improvements, and all products thereof, whether in any Borrower's possession or in the possession of warehousemen, bailees or any other Person, and all proceeds thereof, including, without limitation, all rights to payment with respect to any insurance, including returned premiums, or any cause of action relating to any of the foregoing; provided, that, notwithstanding the foregoing, "Inventory" shall not mean or include any of the foregoing property of any Borrower comprising Golden West Collateral.

        1.96 "Investment in Direct Finance Leases" means, with respect to any Person at any time, the aggregate amount which, in accordance with GAAP, is required to be reported as an asset on the balance sheet of such Person at such time as lessor under Direct Finance Leases.

        1.97 "IRS" means the Internal Revenue Service, and any
Governmental Authority succeeding to any of its principal functions under the Internal Revenue Code.

        1.98 "Issuance Date" has the meaning specified in Section
3.1(a).

        1.99 "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit. The terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

        1.100 "Issuing Bank" means BofA or UBOC, as the case may be, acting in their respective capacities as issuers of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under
Section 10.1(b) or Section 10.9.

        1.101 "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

        1.102 "L/C Amendment Application" means, with respect to any Issuing Bank, an application form for amendment of outstanding standby letters of credit as shall at any time be in use at such Issuing Bank, as such Issuing Bank shall request.

        1.103 "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at Issuing Bank, as Issuing Bank shall request.

        1.104 "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Advances under subsection 3.3(c).

        1.105 "L/C Commitment" means with respect to any Issuing
Bank the commitment of such Issuing Bank to Issue, and the commitment of Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article Three, in an aggregate amount not to exceed on any date the amount of $5,000,000, as the same shall be reduced as a result of a reduction in such L/C Commitment pursuant to Section 2.5; provided that the L/C Commitment of each Issuing Bank is a part of the combined Commitments, rather than a separate, independent commitment.

        1.106 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

        1.107 "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any standard form documents for letter of credit issuances of the respective Issuing Banks.


        1.108 "Lease" means any contract or agreement providing for possession or purchase of Inventory under which one of the Borrowers is the lessor.

        1.109 "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Greenbrier Funds Administrator and Funding Agent.

        1.110 "Letters of Credit" means any standby letters of credit Issued by Issuing Bank pursuant to Article Three.

        1.111 "Lien" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or lessor's interest, covering all or any part of the property of any Borrower or any other Person.

        1.112 "Loan" means an extension of credit by a Bank to Borrowers under Section 2, including each Swingline Advance, Committed Advance or Term Loan.

        1.113 "Loan Documents" means, individually and collectively, this Agreement, the Note(s), the Collateral Documents and all other contracts, instruments, documents, certificates and addenda executed in connection with the extensions of credit which are the subject of this Agreement.

        1.114 "Leverage Pricing Ratio" means, at any time, the ratio of Adjusted Senior Funded Debt to Adjusted Consolidated Tangible Net Worth, in each case at such time.

        1.115 "Marine Vessel Inventory" means the Inventory consisting of barges and other marine vessels described on Schedule 1.1(B).

        1.116 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of GLC individually, or of GLC and the other Borrowers taken as a whole; (b) a material impairment of the ability of any Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document.

        1.117 "MBK" means MBK Rail Capital, Inc., a Delaware corporation.

        1.118 "Mitsui Nevitt" means Mitsui Nevitt Capital Corporation, a Delaware corporation.

        1.119 "Money Market Rate" means, for any Period with respect to Money Market Rate Advances comprising part of the same Borrowing, that rate of interest per annum equal to the sum of (a) the rate per annum Funding Agent quotes as the rate at which funds in the amount of such Borrowing for a Period are available for purchase from other banks in the ordinary course of Funding Agent's business on the Borrowing Date of such Borrowing, and (b) one and one-half percent (1.5%), provided that, notwithstanding the foregoing, if the Committed Advances are converted into Term Loans on the Revolving Termination Date pursuant to Section 2.1(b), such percentage amount shall increase by (i) one-quarter of one percent (0.25%) per annum with respect to each day during the period commencing on the Revolving Termination Date and ending on the third anniversary thereof and (ii) by one-half of one percent (0.50%) per annum with respect to each day thereafter.

        1.120 "Money Market Rate Advance" means a Committed Advance that bears interest based on the Money Market Rate.

        1.121 "Moody's" means Moody's Investors Services, Inc., or any successor thereto.

        1.122 "Net Book Value" means that term as used in accordance with GAAP.

        1.123 "Non-recourse Indebtedness" means Indebtedness with respect to which in any action or proceeding brought on any instrument evidencing such Indebtedness, no deficiency or other money judgment may be enforced against any of the Borrowers (or any general or limited partner of any of the Borrowers personally, any successor or assign of any of the Borrowers, or any officer, shareholder or partner of a partner), and any judgment obtained in any such action or proceeding may be enforced only against property securing such Indebtedness.

        1.124 "Note(s)" means the promissory note(s) in form and substance satisfactory to Administrative Agent executed by Borrowers to evidence the respective Obligations, and all extensions, renewals and modifications of, and substitutions for, such note(s).

        1.125 "Notice of Borrowing" has the meaning specified in
Section 2.3(a).

        1.126 "Notice of Conversion/Continuation" has the meaning specified in
Section 2.4(a).

        1.127 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Borrower to the Swingline Bank, any Bank, any Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. "Obligations" shall also mean and include at any time all obligations and liabilities of any Borrower at such time in respect of any Swap Contract entered into between any Borrower and any Bank.

        1.128 "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        1.129 "Parent" means The Greenbrier Companies, Inc., a
Delaware corporation.

        1.130 "Participant" has the meaning specified in subsection
11.8(d).

        1.131 "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

        1.132 "Period" means (a) with respect to any Money Market
Rate Advance, a period of one, seven or fourteen days and (b) with respect to any Eurodollar Rate Advance, a period of one, two, three, six, nine or twelve months, provided that:

          (i)   in the case of any Period with respect to Eurodollar Rate
     Advances:

               (A) if any Period would otherwise end on a day that is not a Banking Day, that Period shall be extended to the following Banking Day unless the result of such extension would be to carry such Period into another calendar month, in which event such Period shall end on the preceding Banking Day; and


               (B) any Period that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Period) shall end on the last Banking Day of the calendar month at the end of such Period;

          (ii) no Period applicable to any Committed Advance shall extend beyond the Revolving Termination Date; and

          (iii) no Period applicable to any of the Term Loans or any portion thereof shall extend beyond (A) the Termination Date or (B) any date upon which is due any scheduled principal payment in respect of Term Loans unless the aggregate principal amount of the Term Loans represented by Reference Rate Advances, or by Fixed Rate Advances having Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

        1.133 "Permitted Liens" means:

        (a) Liens granted to the Collateral Agent under the Collateral
     Documents;

        (b) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law, in each case for amounts that are not yet due and payable or that are being diligently contested in good faith by a Borrower and with respect to which adequate reserves are maintained by such Borrower for their payment in accordance with GAAP;

        (c) Attachment or judgment Liens which do not constitute an Event of Default under subsection 9.1(i);

        (d) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, under unemployment insurance, or to secure public or statutory obligations;

        (e) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

        (f) Easements, rights-of-way, restrictions and other similar encumbrances on title to, or restrictions on the use of, real property, which, in the aggregate, do not materially detract from the value of the item of property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower;

        (g) Liens granted pursuant to the SP Remarketing Agreement or under the Other Rights (as such term is defined in the SP Remarketing Agreement);

        (h) Liens securing Senior Golden West Indebtedness to the extent such Liens attach only to Golden West Collateral;

        (i) Liens in existence as of the Closing Date and described on Schedule 1.1(C);

        (j) Liens securing Indebtedness permitted under subsections 8.1(c), (d),
     (e), (f) and (i);

        (k) Any interest or title of a lessor in connection with a Sale/Leaseback Transaction permitted under Section 8.4; and


        (l) Liens arising in connection with Capitalized Leases permitted hereunder.

        1.134 "Person" means any individual or entity.

        1.135 "Phase X Railcars" means the approximately 875 railcars comprising Phase X under the SP Remarketing Agreement.

        1.136 "Plan" means any employee benefit plan of any Borrower subject to ERISA.

        1.137 "Prior UBOC Obligations" means all Indebtedness and other obligations of Borrowers arising under and in connection with that certain Second Amended and Restated Credit Agreement dated as of April 30, 1994, as amended through the Closing Date, among certain Borrowers, UBOC, as successor in interest to The Bank of California, N.A., as agent, and the other financial institutions identified therein.

        1.138 "Pro Rata Share" means, as to any Bank, (i) at any time prior to the Revolving Termination Date, the percentage equivalent (expressed as a decimal rounded to the third decimal place) at such time of such Bank's Revolving Commitment divided by the combined Revolving Commitments of all Banks and (ii) from and after the Revolving Termination Date through and including the Termination Date, the Effective Amount of such Bank's Term Loan divided by the Effective Amount of all Term Loans, in each case at such time.

        1.139 "Railcar Inventory" means Inventory consisting of railcars which are either (a) in a ready state of repair acceptable to users according to industry standards, or (b) actively under a repair or refurbishment program.

        1.140 "Redon" means Redon General Partnership, a Georgia general partnership.

        1.141 "Reference Rate" means, for any day, the higher of:
(a) one-half of one percent (0.50%) per annum above the latest Federal Funds Rate; and (b) the rate Funding Agent announces to be in effect as its Reference Rate on such day. The Reference Rate is a rate set by Funding Agent based on various factors, including general economic and market conditions, and is used as a reference point for pricing certain loans. Each Bank may price its loans at, above or below the Reference Rate.

        1.142 "Reference Rate Advance" means a Committed Advance, or an L/C Advance, that bears interest based on the Reference Rate.

        1.143 "Required Banks" means at any time at least two (2)
Banks then holding at least sixty percent (60%) of the then aggregate unpaid principal amount of the Committed Advances or Term Loans, as the case may be, or, if no such Obligations are outstanding, at least two (2) Banks then having at least sixty percent (60%) of the aggregate amount of the Revolving Commitments or Term Commitments, as the case may be.

        1.144 "Requirement of Law" means, as to any Person, any law
(statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        1.145 "Restricted Payment" means, with respect to any Borrower: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Borrower now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment on account of the redemption, conversion, exchange, retirement or other acquisition for value, direct or indirect, of any shares of any class of stock of such Borrower now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of such Borrower now or hereafter outstanding; (d) any advance, loan or other payment of any kind made by such Borrower to, or any investment of any kind by such Borrower in, any Affiliate (other than any other Borrower) and (e) except for any prepayment made by any Borrower in respect of Subordinated Golden West Indebtedness incurred in connection with the purchase of the approximately 875 railcars comprising the Phase X Railcars, any payment (other than regularly scheduled payments of principal and interest) on account of subordinated Indebtedness of such or any other Borrower now or hereafter outstanding, including, without limitation, Approved Subordinated Indebtedness; provided that, notwithstanding the foregoing, "Restricted Payment" shall not mean or include any payments or other distributions made by any Borrower to Parent to permit Parent to pay Federal, state and local income taxes then due and owing and reasonably attributable to the operations of such Borrower.

        1.146 "Revolving Commitment" has the meaning specified in
Section 2.1(a).

        1.147 "Revolving Termination Date" has the meaning specified in Section 2.5(a).

        1.148 "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        1.149 "Sale/Leaseback Transaction" means any transaction entered into by any Person included in the Consolidated Entity whereby (a) such Person sells or otherwise transfers any real or personal property to any other Person and concurrently or thereafter leases (or repurchases under an extended purchase contract or conditional sale or other title retention agreement) the same or substantially similar property or (b) such Person leases, as lessee, any Inventory pursuant to a lease which does not constitute a Capitalized Lease.

        1.150 "Security Agreement" means that certain General Security Agreement of even date herewith executed by each of the Borrowers in favor of Collateral Agent for the benefit of the Swingline Bank, the Banks and the Agents, as amended, restated, supplemented or otherwise modified and in effect from time to time.

        1.151 "Senior Golden West Indebtedness" means senior Indebtedness secured by Golden West Collateral.

        1.152 "SP" means Southern Pacific Transportation Company.

        1.153 "SP Railcars" means those certain railcars acquired by GRI or GLC under the SP Remarketing Agreement.

        1.154 "SP Remarketing Agreement" means the Remarketing
Agreement dated as of November 19, 1987 by and among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, GLC and GRI, as amended by letter agreement dated November 15, 1988, as further amended by Amendment No. 2 to Remarketing Agreement dated on or about August 15, 1990, and as further amended by Amendment No. 3 to Remarketing Agreement, dated March 5, 1991.

        1.155 "STB" means the Surface Transportation Board and any Governmental Authority succeeding to any of its principal functions.

        1.156 "Subordinated Golden West Indebtedness" means the
Indebtedness evidenced by the subordinated notes issued to Southern Pacific Transportation Company pursuant to the SP Remarketing Agreement.

        1.157 "Surety Instruments" means all letters of credit
(including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        1.158 "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is an interest rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, including any master agreement relating to or governing any or all of the foregoing.

        1.159 "Swingline Advance" means an extension of credit by the Swingline Bank to a Borrower under Section 2.1(c) of this Agreement.

        1.160 "Swingline Bank" means at any time, UBOC, in its capacity as lender of Swingline Advances hereunder or any other Bank that has agreed to provide Swingline Advances hereunder; provided that the Greenbrier Funds Administrator shall have delivered to Funding Agent a written notice that Borrowers have elected to replace UBOC as Swingline Bank (it being understood that there shall be only one Swingline Bank hereunder at such time).

        1.161 "Swingline Commitment" has the meaning specified in
Section 2.1(c).

        1.162 "Swingline Rate" means, for any day, an interest rate per annum equal to the Reference Rate.

        1.163 "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Swingline Bank, each Bank and each Agent, respectively, taxes (including income taxes or franchise or other similar taxes) imposed on or measured by such Persons's net income by (a) the United States or other jurisdiction (or any political subdivision thereof) under the laws of which such Person is organized or maintains a lending office and (b) the State of Oregon.

        1.164 "Term Commitment" has the meaning specified in Section
2.1(b).

        1.165 "Term Loan" has the meaning specified in Section
2.1(b).

        1.166 "Termination Date" means the sixth anniversary of the Revolving Termination Date, as such date is extended from time to time pursuant to Section 2.5(a).

        1.167 "Type" of Loan means a Reference Rate Advance, a Eurodollar Rate Advance or a Money Market Rate Advance.

        1.168 "Unrestricted Subsidiary" means a subsidiary of any Borrower which is a member of the Consolidated Entity but which is not itself a Borrower.

        1.169 "UBOC" means Union Bank of California, N.A., a national banking association, in its individual capacity.

        1.170 "UBOC Fee Letter" means that certain fee letter dated September 12, 1997, between GLC and UBOC.


        1.171 "UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

        1.172 "Voting Stock" means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


        ARTICLE TWO - CREDIT FACILITIES

        2.1 Amounts and Terms of Facilities.

        (a) The Revolving Commitments. Each of the Banks severally agrees, on the terms and conditions set forth herein, to make advances to Borrowers from time to time on any Banking Day during the period from the Closing Date to but excluding the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount indicated with respect to such Bank on
Schedule 2.1 (such amount, as the same may be reduced pursuant to Section 2.5 or as a result of one or more assignments under Section 11.8, such Bank's "Revolving Commitment").

        (b) The Term Commitments. Each of the Banks severally agrees, on the terms and conditions set forth herein, upon prior written notice given to Administrative Agent by the Greenbrier Funds Administrator not more than ninety
(90) days, or less than sixty (60) days, prior to the Revolving Termination Date, to convert, on the Revolving Termination Date, all of such Bank's Committed Advances outstanding on such date into a term loan in an equal original principal amount (with respect to each Bank, such Bank's "Term Loan"). Administrative Agent shall promptly notify Funding Agent and each Bank of its receipt of any notice from the Greenbrier Funds Administrator pursuant to this
Section 2.1(b). Term Loans which are subsequently repaid or prepaid by Borrowers may not be reborrowed.

        (c) The Swingline Commitment. The Swingline Bank agrees, on the terms and conditions set forth herein, to make advances to Borrowers from time to time on any Banking Day during the period from the Closing Date to but excluding the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding $5,000,000 (such amount, the Swingline Bank's "Swingline Commitment"); provided that (i) Borrowers may not request Swingline Advances upon the occurrence and during the continuance of an Event of Default and (ii) the Swingline Bank shall not make Swingline Advances following its receipt of notice of the existence of an Event of Default; provided, further, that the Swingline Bank shall not be deemed to have notice of the existence of an Event of Default unless and until it has actual knowledge thereof or has received notice with respect thereto pursuant to Section 10.5.

        (d) Further Limitations. Notwithstanding anything to the contrary contained in this Agreement:

            (i) after giving effect to any Borrowing of Committed Advances prior to the APLP Effective Date:

                (A) the APLP Obligations shall not exceed the APLP Borrowing
          Base;

                (B) the Effective Amount of Committed Advances, plus the Effective Amount of Swingline Advances, plus the Effective Amount of L/C Obligations minus the APLP Obligations shall not exceed the Borrowing Base minus the APLP Borrowing Base; and

                (C) the Effective Amount of Committed Advances, plus the Effective Amount of Swingline Advances, plus the Effective Amount of L/C Obligations minus the APLP Obligations and, prior to the GTLP Effective Date, the GTLP Obligations, shall not exceed the Borrowing Base minus the APLP Borrowing Base and, prior to the GTLP Effective Date, the GTLP Borrowing Base;

            (ii) after giving effect to any Borrowing of Committed Advances prior to the GTLP Effective Date:

                (A) the GTLP Obligations shall not exceed the GTLP Borrowing
          Base;

                (B) the Effective Amount of Committed Advances, plus the Effective Amount of Swingline Advances, plus the Effective Amount of L/C Obligations minus the GTLP Obligations shall not exceed the Borrowing Base minus the GTLP Borrowing Base; and

                (C) the Effective Amount of Committed Advances, plus the Effective Amount of Swingline Advances, plus the Effective Amount of L/C Obligations minus the GTLP Obligations and, prior to the APLP Effective Date, the APLP Obligations, shall not exceed the Borrowing Base minus the GTLP Borrowing Base and, prior to the APLP Effective Date, the APLP Borrowing Base;

            (iii) after giving effect to any Borrowing of Committed Advances following both the APLP Effective Date and the GTLP Effective Date, the Effective Amount of Committed Advances, plus the Effective Amount of Swingline Advances, plus the Effective Amount of L/C Obligations shall not exceed the Borrowing Base;

            (iv) the Effective Amount of Committed Advances plus the Effective Amount of Swingline Advances plus the Effective Amount of L/C Obligations shall not at any time exceed the Facility Amount; and

            (v) the Effective Amount of Committed Advances of any Bank plus the participation of such Bank in the Effective Amount of L/C Obligations plus an amount equal to such Bank's Pro Rata Share of the Effective Amount of Swingline Advances, shall not at any time exceed such Bank's Revolving Commitment.

Within the limits of the foregoing, and subject to the other terms and conditions hereof, Borrowers may borrow and reborrow under Sections 2.1(a), (b) and (c).

        2.2 Loan Accounts.

          (a) The Swingline Bank's Swingline Advances, each Bank's
Committed Advances and Term Loan and the Letters of Credit Issued by each Issuing Bank shall be evidenced in each case by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the respective Agents, each Issuing Bank, the Swingline Bank and each Bank shall be rebuttably presumptive evidence of the respective amounts of the Committed Advances and Term Loans made by Banks to Borrowers, of the Swingline Advances made by the Swingline Bank to Borrowers and of the Letters of Credit Issued for the account of Borrowers, and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of Borrowers hereunder to pay any amount owing with respect to the Committed Advances, Swingline Advances, the Term Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through Administrative

Agent, the Committed Advances or Term Loan made by such Bank may be evidenced by one or more Notes, instead of, or in addition to, loan accounts and, upon the request of the Swingline Bank made through Administrative Agent, the Swingline Advances made by the Swingline Bank may be evidenced by one or more Notes, instead of, or in addition to, loan accounts.

Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Committed Advance, Swingline Advance or Term Loan, as the case may be, made by it and the amount of each payment of principal made by Borrowers with respect thereto. Each such Bank is irrevocably authorized by Borrowers to endorse its Note(s) and such Bank's record shall be conclusive absent manifest error; provided that the failure of any Bank to make, or an error in making, a notation thereon with respect to any Committed Advance or its Term Loan, or the failure of the Swingline Bank to make, or an error in making, a notation thereon with respect to any Swingline Advance, shall not limit or otherwise affect the obligations of Borrowers hereunder or under any such Note to any such Bank.

        2.3 Procedure for Borrowing.

          (a) Each Borrowing of Committed Advances shall be made upon the Greenbrier Funds Administrator's irrevocable notice (each, a "Notice of Borrowing") given to Funding Agent (which notice must be received by Funding Agent (i) prior to 9:00 a.m. (Pacific time) two (2) Banking Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Advances; and (ii) prior to 11:00 a.m. (Pacific time) on the requested Borrowing Date, in the case of Reference Rate Advances and Money Market Rate Advances, specifying:

               (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of (i) in the case of a Borrowing of Reference Rate Advances, $50,000 or any multiple of $1,000 in excess thereof, (ii) in the case of a Borrowing of Eurodollar Rate Advances, $1,000,000 or any multiple of $250,000 in excess thereof and (iii) in the case of a Borrowing of Money Market Rate Advances, $1,000,000 or any multiple of $500,000 in excess thereof;

               (B) the requested Borrowing Date, which shall be a Banking Day;

               (C) the Type of Loans comprising the Borrowing; and

               (D) the duration of the Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Period for any Borrowing comprised of (i) Eurodollar Rate Advances, such Period shall be one month or (ii) Money Market Rate Advances, such Period shall be one day.

          (b) (i) Each borrowing of a Swingline Advance shall be made upon the Greenbrier Funds Administrator's irrevocable notice given to Funding Agent (which notice must be received by Funding Agent prior to 4:00 p.m. (Pacific time) on the requested Borrowing Date), specifying:

               (A) the amount of the Swingline Advance, which shall be in an aggregate minimum amount of $1,000 or any multiple of $1,000 in excess thereof; and

               (B) the requested Borrowing Date, which shall be a Banking Day.

            (ii) The proceeds of each Swingline Advance will be made available to Borrowers by the Swingline Bank by 4:00 p.m. (Pacific time) on the requested Borrowing Date for such Swingline Advance by a deposit to the Commercial Account, unless the Greenbrier Funds Administrator shall otherwise direct the Swingline Bank.

            (iii) The Swingline Bank may by written notice given to Funding Agent not later than 10:00 a.m. (Pacific time) on any Banking Day require Banks to acquire participations on such Banking Day in all or a portion of the then Effective Amount of Swingline Advances made in accordance with
     Section 2.1(c). Each such notice shall specify the aggregate amount of Swingline Advances in which Banks will participate. Promptly upon receipt of such notice, Funding Agent will give notice thereof to each Bank, specifying in such notice such Bank's percentage of such Swingline Advance or Advances (which shall be equal to such Bank's Pro Rate Share). Each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Funding Agent, for the account of the Swingline Bank, such Bank's percentage of such Swingline Advance or Advances. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Advances pursuant to this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or a Default or reduction or termination of the Facility and all Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this Section by wire transfer of immediately available funds, in the same manner as provided in Sections 2.3(d) and 2.13 with respect to Committed Advances made by such Bank (and Sections 2.3(d) and 2.13 shall apply, mutatis mutandis, to the payment obligations of Banks), and Funding Agent shall promptly pay to the

     Swingline Bank the amounts so received by it from Banks. Funding Agent shall notify the Greenbrier Funds Administrator of any participations in any Swingline Advance acquired pursuant to this Section, and thereafter payments in respect of such Swingline Advance shall be made to Funding Agent and not the Swingline Bank. Any amounts received by the Swingline Bank from any Borrower (or any other party on behalf of any Borrower) in respect of a Swingline Advance after receipt by the Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted to Funding Agent; any such amounts received by Funding Agent shall be promptly remitted by Funding Agent to those Banks that shall have made their payments pursuant to this Section and to the Swingline Bank, as their interests may appear. The purchase of participations in a Swingline Advance pursuant to this Section shall not relieve Borrowers of any default in the payment thereof.

          (c) Funding Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of the requested Borrowing.

          (d) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to Funding Agent for the account of Borrowers at Funding Agent's Payment Office by 2:00 p.m. (Pacific time) on the Borrowing Date requested by the Greenbrier Funds Administrator in funds immediately available to Funding Agent. Such proceeds will then be made available to the Greenbrier Funds Administrator by Funding Agent by a deposit to the Commercial Account, unless the Greenbrier Funds Administrator shall otherwise direct Funding Agent in writing.

          (e) After giving effect to any Borrowing, unless Funding
Agent shall otherwise consent, there may not be more than eight (8) different Periods with respect to Eurodollar Rate Advances and Money Market Rate Advances in effect.

          (f) The Greenbrier Funds Administrator and each Borrower hereby authorizes the Swingline Bank and Funding Agent to make Swingline Advances and Committed Advances, respectively, hereunder and to transfer funds based on telephonic notices each such Person in good faith believes to have been made by an authorized Person on behalf of the Greenbrier Funds Administrator. The Greenbrier Funds Administrator agrees to deliver promptly to the Swingline Bank or Funding Agent, as the case may be, a written confirmation, if such confirmation is requested by such Person, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Swingline Bank or Funding Agent, the records of the Swingline Bank or Funding Agent, as the case may be, shall govern absent manifest error.

        2.4 Conversion and Continuation Elections. (a) Borrowers may, upon irrevocable notice (each, a "Notice of Continuation/Conversion") from the Greenbrier Funds Administrator to Funding Agent in accordance with subsection 2.4(b):

            (i) elect, as of any Banking Day, in the case of Reference Rate Advances, or as of the last day of the applicable Period, in the case of Fixed Rate Advances, to convert any such Loans (or any part thereof in an amount not less than (A) in the case of a Borrowing of Reference Rate Advances, $50,000, or any multiple of $1,000 in excess thereof, (B) in the case of a Borrowing of Eurodollar Rate Advances, $1,000,000, or any multiple of $250,000 in excess thereof and (C) in the case of a Borrowing of Money Market Rate Advances, $1,000,000, or any multiple of $500,000 in excess thereof) into Loans of any other Type; or

            (ii) elect as of the last day of the applicable Period, to continue any Committed Advances or Term Loans having Periods expiring on such day or any part thereof in an amount not less than (A) in the case of a continuation of a Borrowing of Eurodollar Rate Advances, $1,000,000, or any multiple of $250,000 in excess thereof and (B) in the case of a continuation of a Borrowing of Money Market Rate Advances, $1,000,000, or any multiple of $500,000 in excess thereof;

provided that if at any time the aggregate amount of Fixed Rate Advances in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Fixed Rate Advances shall automatically convert into Reference Rate Advances, and on and after such date the right of Borrowers to continue such Loans as, and convert such Loans into, Fixed Rate Advances shall terminate.

          (b) The Greenbrier Funds Administrator shall deliver a Notice of Conversion/Continuation to be received by Funding Agent not later than (i) 9:00 a.m. (Pacific time) at least two (2) Banking Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Advances; and (ii) 11:00 a.m. (Pacific time) on the Conversion/Continuation Date, if the Loans are to be converted into Reference Rate Advances or Money Market Rate Advances, specifying:

             (A) the proposed Conversion/Continuation Date;

             (B) the aggregate amount of Loans to be converted or continued;

             (C) the Type of Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Reference Rate Advances, the duration of the requested Period.

          (c) If upon the expiration of any Period applicable to Fixed
Rate Advances, Borrowers failed to select timely a new Period to be applicable to such Fixed Rate Advances, or if any Default or Event of Default then exists, Borrowers shall be deemed to have elected to convert such Fixed Rate Advances into Reference Rate Advances effective as of the expiration date of such Period.

          (d) Funding Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Greenbrier Funds Administrator, Funding Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Advances or the Term Loan, as the case may be, with respect to which the notice was given.

          (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, Borrowers may not elect to have all or part of a Borrowing converted into or continued as a Eurodollar Rate Advance.

          (f) After giving effect to any conversion or continuation of Loans, unless Funding Agent shall otherwise consent, there may not be more than eight (8) different Periods with respect to Eurodollar Rate Advances and Money Market Rate Advances in effect.

        2.5 Expiration and Termination of Revolving Commitments.

          (a) Expiration of Revolving Commitments; Extension of
Revolving Termination Date. Unless terminated in full or reduced earlier pursuant to the provisions of Section 2.5(b), the Revolving Commitments shall expire on May 31, 1999 (such date, as extended pursuant to this Section 2.5(a), the "Revolving Termination Date"); provided that Banks may, in their sole discretion at the request of Borrowers, extend the Revolving Commitments on a year to year basis for one twelve-month period at a time. Borrowers may request an extension of the Revolving Commitments by notice given by the Greenbrier Funds Administrator to Administrative Agent (which shall promptly notify Banks thereof) not earlier than sixteen months and not later than thirteen months prior to the Revolving Termination Date in effect as such time. Upon receipt of such request, each Bank shall have forty-five (45) days within which to elect, by notice to the Greenbrier Funds Administrator and Administrative Agent, whether or not it wishes to extend its Revolving Commitment as requested. Each Bank shall remain absolutely free to decline to extend its Revolving Commitment in its sole discretion, without regard to the financial condition or creditworthiness of the respective Borrowers, or any other matters. Any Bank that fails to give any such notice to the Greenbrier Funds Administrator and Administrative Agent within such forty-five (45) day period shall be conclusively presumed to have declined to extend its Revolving Commitment for the ensuing twelve-month period as requested. If all Banks agree to so extend their respective Revolving Commitments, the Revolving Commitments (and the Revolving Termination Date) shall be extended for an additional twelve-month period commencing on the date that the Revolving Commitments were next scheduled to expire. If any Bank declines to extend its Revolving Commitment, whether by giving notice to the Greenbrier Funds Administrator and Administrative Agent or by failing to give any such notice, the Revolving Commitments of all Banks shall expire on May 31st of the year following the year of Borrowers' request for an extension, without requiring further action by any party. If Borrowers do not request an extension by April 30th of the year immediately preceding the year in which the Revolving Commitments are next scheduled to expire, the Revolving Commitments shall expire as scheduled on May 31st of the year in which the Revolving Commitments are next scheduled to expire.

          (b) Voluntary Termination or Reduction of Revolving Commitments. Borrowers may, upon not less than five (5) Banking Days' prior notice given by the Greenbrier Funds Administrator to Administrative Agent (which shall promptly notify Funding Agent and Banks of its receipt thereof), terminate the Revolving Commitments, or permanently reduce the Revolving Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; provided, that, after giving effect thereto and to any prepayments of Committed Advances made on the effective date thereof, none of the conditions described in
Section 2.1(d) shall exist. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Greenbrier Funds Administrator in the notice to Administrative Agent, some or all of the reduction in the combined Revolving Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of the Revolving Commitments, shall be paid on the effective date of such reduction or termination.

        2.6 Optional Prepayments. Subject to Section 4.4, Borrowers may, at any time or from time to time, upon not less than five (5) Banking Days' irrevocable notice given by the Greenbrier Funds Administrator to Funding Agent ratably prepay the Committed Advances or Term Loans, as the case may be, in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. Funding Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Greenbrier Funds Administrator, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4. Optional prepayments of Term Loans shall be applied to installments of principal thereon in inverse order of maturity.

        2.7 Mandatory Prepayments of Loans.

          (a) Subject to Section 4.4, if on any date any of the conditions described in Section 2.1(d) shall exist, Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Obligations by an amount sufficient to eliminate such condition.

          (b) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, Borrowers shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment.

        2.8 Repayment

          (a) The Committed Advances. Unless the Committed Advances are converted on such date into Term Loans pursuant to Section 2.1(b), Borrowers shall repay to Banks on the Revolving Termination Date the aggregate outstanding principal amount of Committed Advances and all other Obligations outstanding on such date.

          (b) The Term Loans. Borrowers shall repay the Term Loans, if any, in twenty-four (24) substantially equal installments on the last Banking Day of August, November, February and May of each fiscal year of Borrowers, commencing with the first such date to occur after the Revolving Termination Date, with a final installment on the Termination Date in an amount necessary to repay in full the then aggregate outstanding principal amount of the Term Loans and all other Obligations outstanding on such date.

          (c) The Swingline Advances. Borrowers shall repay each
Swingline Advance on the Banking Day immediately following the Banking Day on which such Swingline Advance was made.

        2.9 Interest.

          (a) Each Committed Advance and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Adjusted Reference Rate, the Eurodollar Rate (Adjusted) or the Money Market Rate, as the case may be (and subject to the right of Borrowers to convert to other Types of Loans pursuant to Section 2.4). Each Swingline Advance shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Swingline Rate.

          (b) Interest on each Swingline Advance, Committed Advance and Term Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of the Committed Advances or the Term Loans under Section 2.6 or 2.7 for the portion of the Committed Advances or the Term Loans, as the case may be, so prepaid and upon payment (including prepayment) in full thereof. In addition, during the existence of any Event of Default, interest shall be paid on demand of Administrative Agent at the request or with the consent of the Required Banks.

          (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration of any Obligations, Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Committed Advances, Swingline Advances or Term Loans, as the case may be, at a rate per annum which is determined by adding two percent (2%) per annum to (i) in the case of Swingline Advances, the Swingline Rate then in effect and (ii) in the case of Committed Advances or Term Loans, the Applicable Margin then in effect for such Loans; provided that, on and after the expiration of any Period applicable to any Fixed Rate Advance, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum then applicable to Reference Rate Advances.

          (d) Anything herein to the contrary notwithstanding, the obligations of Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

        2.10 Fees. In addition to certain fees described in Section
3.8, Borrowers shall pay to Funding Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Revolving Commitment, computed on a quarterly basis in arrears on the last Banking Day of each fiscal quarter based upon the daily utilization for that quarter as calculated by Funding Agent, equal to three-tenths of one percent (0.30%) per annum. For purposes of calculating utilization under this subsection, the Revolving Commitments (a) shall not be deemed used to the extent of the Effective Amount of any Swingline Advances then outstanding, but (b) shall be deemed used to the extent of the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the date of the initial Committed Advance hereunder to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Banking Day of August, November, February and May of each fiscal year of Borrowers, commencing with the first such date to occur after the Closing Date, through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with the termination of the Revolving Commitments under Section 2.5, the accrued commitment fee calculated for the period ending on the date of such termination shall be paid on such date. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article Six are not met.

        2.11 Computation of Fees and Interest.

          (a) All computations of interest for Reference Rate Advances and Swingline Advances shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by Funding Agent shall be conclusive and binding on Borrowers and Banks in the absence of manifest error.

        2.12 Payments by Borrowers

          (a) All payments to be made by Borrowers shall be made without set-off, recoupment or counterclaim. Except for amounts payable under the BofA Fee Letter, which shall be made to Administrative Agent for the account of the Person specified therein, and except as otherwise expressly provided herein, all payments by Borrowers shall be made to Funding Agent for the account of the Swingline Bank, the Agents or Banks, as the case may be, at Funding Agent's Lending Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (Pacific time) on the date specified herein. The Greenbrier Funds Administrator and each Borrower hereby authorize and direct the Funding Agent to automatically charge to an account maintained by a Borrower with the Funding Agent (and identified to the Funding Agent by the Greenbrier Funds Administrator from time to time), on the date on which payable pursuant to the terms hereof, the amount of all regularly scheduled payments of interest and commitment fees payable hereunder. Funding Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein), or shall promptly distribute to the Swingline Bank, such payment in like funds as received. Any payment received by Funding Agent later than 10:00 a.m. (Pacific time) shall be deemed to have been received on the following Banking Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Period" herein, whenever any payment is due on a day other than a Banking Day, such payment shall be made on the following Banking Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless Funding Agent receives notice from the Greenbrier
Funds Administrator prior to the date on which any payment is due to Banks that Borrowers will not make such payment in full as and when required, Funding Agent may assume that Borrowers have made such payment in full to Funding Agent on such date in immediately available funds and Funding Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrowers have not made such payment in full to Funding Agent, each Bank shall repay to Funding Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        2.13 Payments by Banks to Funding Agent.

          (a) Unless Funding Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Banking Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to Funding Agent for the account of Borrowers the amount of that Bank's Pro Rata Share of the Borrowing, Funding Agent may assume that each Bank has made such amount available to Funding Agent in immediately available funds on the Borrowing Date and Funding Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to Funding Agent in immediately available funds and Funding Agent in such circumstances has made available to Borrowers such amount, such Bank shall on the Banking Day following such Borrowing Date make such amount available to Funding Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of Funding Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Funding Agent shall constitute such Bank's Committed Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Funding Agent on the Banking Day following the Borrowing Date, Funding Agent will notify the Greenbrier Funds Administrator of such failure to fund and, upon demand by Funding Agent, Borrowers shall pay such amount to Funding Agent for Funding Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Advances or Term Loans, as the case may be, comprising such Borrowing.

          (b) The failure of any Bank to make any Committed Advance or Term Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make such Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank on any Borrowing Date.

        2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Advances or Term Loan made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify Funding Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Advances or Term Loans, as the case may be, made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.8) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. Funding Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Banks following any such purchases or repayments.

        ARTICLE THREE - LETTERS OF CREDIT

        3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) each Issuing Bank agrees, (A) from time to time on any Banking Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of Borrowers, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d); and (B) to honor drafts under the Letters of Credit; and (ii) Banks severally agree to participate in Letters of Credit Issued for the account of Borrowers; provided that no Issuing Bank shall be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date"):

          (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Committed Advances exceeds the combined Revolving Commitments;

          (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Committed Advances of such Bank exceeds such Bank's Revolving Commitment;

          (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment; or

          (4) any of the conditions described in Section 2.1(d) shall exist.

Within the foregoing limits, and subject to the other terms and conditions hereof, Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

         (b) No Issuing Bank is under any obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

          (ii) such Issuing Bank has received written notice from any Bank, any Agent or the Greenbrier Funds Administrator on or prior to the Banking Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article Six is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Required Banks have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all Banks have approved such expiry date in writing;

          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Bank; or

          (vi) such Letter of Credit is in a face amount less than $50,000 or to be denominated in a currency other than Dollars.


        3.2 Issuance, Amendment and Renewal of Letters of Credit. Credit

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Greenbrier Funds Administrator received by an Issuing Bank (with a copy sent by the Greenbrier Funds Administrator to Funding Agent) at least four days (or such shorter time as an Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Banking Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the

Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may require.

          (b) At least two Banking Days prior to the Issuance of any Letter of Credit by an Issuing Bank, such Issuing Bank will confirm with Funding Agent (by telephone or in writing) that Funding Agent has received a copy of the L/C Application or L/C Amendment Application from Borrowers and, if not, such Issuing Bank will provide Funding Agent with a copy thereof. Unless an Issuing Bank has received notice on or before the Banking Day immediately preceding the date such Issuing Bank is to issue a requested Letter of Credit from Funding Agent (A) directing such Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (4) thereof or subsection 3.1(b)(ii); or (B) that one or more conditions specified in Article Six are not then satisfied; then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of Borrowers in accordance with such Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, each Issuing Bank will, upon the written request of Borrowers received by such Issuing Bank (with a copy sent by Borrowers to Funding Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the applicable Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Banking
Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the applicable Issuing Bank may require. No Issuing Bank shall be under any obligation to amend any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. Funding Agent will promptly notify Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) Each Issuing Bank and Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of Borrowers and upon the written request of the Greenbrier Funds Administrator received by such Issuing Bank (with a copy sent by the Greenbrier Funds Administrator to Funding Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the applicable Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Banking Day); (iii) the revised expiry date of such Letter of Credit; and
(iv) such other matters as the applicable Issuing Bank may require. No Issuing Bank shall be under any obligation to so renew any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the applicable Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of Borrowers but the applicable Issuing Bank shall not have received any L/C Amendment Application from Borrowers with respect to such renewal or other written direction by Borrowers with respect thereto, such Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and Borrowers and Banks hereby authorize such renewal, and, accordingly, such Issuing Bank shall be deemed to have received an L/C Amendment Application from Borrowers requesting such renewal.

          (e) Each Issuing Bank may, at its election (or as required by Funding Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) Each Issuing Bank will also deliver to Administrative

Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

        3.3 Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(a), each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Bank will promptly notify Borrowers. Borrowers shall reimburse such Issuing Bank (i) if such Issuing Bank is BofA, prior to 9:00 a.m. (Pacific time) and (ii) if such Issuing Bank is UBOC, prior to 9:00 a.m. (Pacific time), on each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by such Issuing Bank. In the event Borrowers fail to reimburse an Issuing Bank for the full amount of any drawing under any Letter of Credit by the time specified above on the Honor Date, the applicable Issuing Bank will promptly notify Funding Agent and Funding Agent will promptly notify each Bank thereof, and Borrowers shall be deemed to have requested that Committed Advances be made by Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitments and subject to the conditions set forth in Article Six. Any notice given by an Issuing Bank or Funding Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Bank shall upon any notice pursuant to subsection
3.3(b) make available to Funding Agent for the account of the applicable Issuing Bank an amount in United States dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.3(d)) each be deemed to have made a Committed Advance consisting of a Reference Rate Advances to Borrowers in that amount. If any Bank so notified fails to make available to Funding Agent for the account of the applicable Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (Pacific time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. Funding Agent will promptly give notice of the occurrence of the Honor Date, but failure of Funding Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

          (d) With respect to any unreimbursed drawing that is not converted into Committed Advances consisting of Reference Rate Advances to Borrowers in whole or in part, because of the failure of Borrowers to satisfy the conditions set forth in Article Six or for any other reason, Borrowers shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Reference Rate plus two percent (2%) per annum, and each Bank's payment to such Issuing Bank pursuant to this subsection 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

          (e) Each Bank's obligation in accordance with this Agreement to make the Committed Advances or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the applicable Issuing Bank, Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Bank's obligation to make Committed Advances under this Section 3.3 is subject to the conditions set forth in Article Six.

        3.4 Repayment of Paricipations. (a) Upon (and only upon) receipt by Funding Agent for the account of an Issuing Bank of immediately available funds from any Borrower (i) in reimbursement of any payment made by such Issuing Bank under the Letter of Credit with respect to which any Bank has paid Funding Agent for the account of such Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon,

Funding Agent will pay to each Bank, in the same funds as those received by Funding Agent for the account of the applicable Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and such Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay Funding Agent for the account of such Issuing Bank.

          (b) If Funding Agent or any Issuing Bank is required at any time to return to any Borrower or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to Funding Agent for the account of such Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of Funding Agent, forthwith return to Funding Agent or such Issuing Bank the amount of its Pro Rata Share of any amounts so returned by Funding Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to Funding Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

        3.5 Role of Issuing Bank

          (a) Each Bank and each Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude any Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided that anything in such clauses to the contrary notwithstanding, Borrowers may have a claim against the applicable Issuing Bank, and the applicable Issuing Bank may be liable to Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrowers which Borrowers prove were caused by such Issuing Bank's willful misconduct or gross negligence or such Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        3.6 Obligations Absolute. The obligations of Borrowers under this Agreement and any L/C-Related Document to reimburse each Issuing Bank for a drawing under a Letter of Credit issued by such Issuing Bank, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Committed Advances, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by any Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by any Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; or

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of any Borrower in respect of any Letter of Credit.

        3.7 Cash Collateral Pledge. Upon (i) the request of Administrative Agent, (A) if any Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(ii) the occurrence of the circumstances described in subsection 2.7 requiring Borrowers to Cash Collateralize Letters of Credit, then, Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

        3.8 Letter of Credit Fees. (a) Borrowers shall pay to Funding
Agent for the account of Banks a letter of credit fee with respect to the Letters of Credit at a per annum rate equal to the Applicable Margin with respect to Eurodollar Rate Advances in effect from time to time, times the average daily maximum amount available to be drawn under the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Banking Day of each fiscal quarter of GLC based upon Letters of Credit outstanding for that quarter as calculated by the respective Issuing Banks. Such letter of credit fees shall be due and payable quarterly in arrears on the last Banking Day of each fiscal quarter of GLC during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (b) Borrowers shall pay to each Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by such Issuing Bank equal to one-eighth of one percent (0.125%) of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit by such Issuing Bank.

          (c) Borrowers shall pay to each Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.

        3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


        ARTICLE FOUR - TAXES, YIELD PROTECTION AND ILLEGALITY

        4.1 Taxes.

          (a) Any and all payments by or on behalf of Borrowers to the Swingline Bank, Banks or Agents under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Borrowers shall pay all Other Taxes.

          (b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or Agent, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (ii)  such Borrower shall make such deductions and withholdings;

          (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) such Borrower shall also pay to each Bank or Agent for the account of such Bank at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Borrowers agree to indemnify and hold harmless the Swingline Bank, Banks and Agents for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that such Persons specify as necessary to preserve the after-tax yields such Persons would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Swingline Bank or any Bank or Agent makes written demand therefor.

          (d) Within thirty (30) days after the date of any payment by Borrowers of Taxes, Other Taxes or Further Taxes, Borrowers shall furnish to the Swingline Bank, Bank or Agent, as the case may be, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Person.

          (e) If Borrowers are required to pay any amount to the Swingline Bank, any Bank or Agent pursuant to subsection (b) or (c) of this Section, then such Person shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the sole judgment of such Person is not otherwise disadvantageous to such Person.

        4.2 Illegality.

          (a) If any Bank determines that the enactment of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its applicable Lending Office to make Eurodollar Rate Advances or Money Market Rate Advances, then, on notice thereof by such Bank to the Greenbrier Funds Administrator through Funding Agent, any obligation of that Bank to make Eurodollar Rate Advances or Money Market Rate Advances, as the case may be, shall be suspended until such Bank notifies Funding Agent and the Greenbrier Funds Administrator that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines pursuant to paragraph (a) of this

Section 4.2 that it is unlawful to maintain any Eurodollar Rate Advance or Money Market Rate Advance, as the case may be, the Borrowers shall upon receipt by the Greenbrier Funds Administrator of notice of such fact and demand from such Bank (with a copy to Funding Agent), prepay in full such Eurodollar Rate Advance or Money Market Rate Advance, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Period applicable thereto, if such Bank may lawfully continue to maintain such Eurodollar Rate Advance or Money Market Rate Advance to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Rate Advance or Money Market Rate Advance. If Borrowers are required to so prepay any Eurodollar Rate Advance or Money Market Rate Advance, then concurrently with such prepayment, Borrowers shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Advance or a Fixed Rate Advance of another type, as selected by the Greenbrier Funds Administrator.

          (c) If the obligation of any Bank to make or maintain
Eurodollar Rate Advances or Money Market Rate Advances has been so terminated or suspended, Borrowers may elect, by notice given by the Greenbrier Funds Administrator to such Bank through Funding Agent that all Loans which would otherwise be made by such Bank as Eurodollar Rate Advances or Money Market Rate Advances, as the case may be, shall be made instead, at the option of the Greenbrier Funds Administrator, as any other Type of Committed Rate Advance then permitted hereunder.

          (d) Before giving any notice to Funding Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Fixed Rate Advances if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.


        4.3 Increased Costs and Reduction of Return.

          (a) If any Bank determines that, due to either (i) the enactment of or any change in or in the interpretation of any law or regulation or (ii) the compliance by such Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Fixed Rate Advances or participating in Letters of Credit, or, in the case of any Issuing Bank, any increase in the cost to such Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to Funding Agent), pay to Funding Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the enactment of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Greenbrier Funds Administrator through Funding Agent, Borrowers shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

        4.4 Funding Losses. Borrowers shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

          (a) the failure of Borrowers to make on a timely basis any payment of principal of any Fixed Rate Advance;

          (b) the failure of Borrowers to borrow, continue or convert a Type of Loan after Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of Borrowers to make any prepayment in accordance with any notice delivered under Section 2.6;

          (d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of a Fixed Rate Advance on a day that is not the last day of the relevant Period; or

          (e) the automatic conversion under Section 2.4 of any Fixed Rate Advance to a Reference Rate Advance on a day that is not the last day of the relevant Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Fixed Rate Advances or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Borrowers to Banks under this Section and under subsection 4.3(a), each Fixed Rate Advance made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the eurodollar rate used in determining the Eurodollar Rate, or the per annum rate used in determining the Money Market Rate, in each case for such Fixed Rate Advance by a matching deposit or other borrowing in the interbank eurodollar or other applicable market, as the case may be, for a comparable amount and for a comparable period, whether or not such Fixed Rate Advance is in fact so funded.

        4.5 Inability to Determine Rates. If Funding Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate or Money Market Rate, as the case may be, for any requested Period with respect to a proposed Fixed Rate Advance, or that the Eurodollar Rate or Money Market Rate applicable pursuant to subsection 2.9(a) for any requested Period with respect to a proposed Fixed Rate Advance does not adequately and fairly reflect the cost to Banks of funding such Loan, Funding Agent will promptly so notify the Greenbrier Funds Administrator and each Bank. Thereafter, the obligation of such Banks to make or maintain hereunder Eurodollar Rate Advances or Money Market Rate Advances, as the case may be, shall be suspended until Funding Agent revokes such notice in writing. Upon receipt by the Greenbrier Funds Administrator of such notice, the Greenbrier Funds Administrator may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Greenbrier Funds Administrator does not revoke such Notice, Banks shall make, convert or continue the Loans, as proposed by the Greenbrier Funds Administrator, in the amount specified in the applicable notice submitted by it, but such Loans shall be made, converted or continued as Reference Rate Advances instead of Eurodollar Rate Advances or Money Market Rate Advances, as the case may be.

        4.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article Four shall deliver to the Greenbrier Funds Administrator (with a copy to Funding Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

        4.7 Substitution of Banks. Upon receipt by the Greenbrier Funds Administrator from any Bank of a claim for compensation under Section 4.3, or the reasonable determination by the Greenbrier Funds Administrator that payments hereunder to any Bank are subject to Taxes under Section 4.1 (any such Bank referred to herein as an "Affected Bank") Borrowers may: (i) request the Administrative Agent and the Affected Bank to use their best efforts to obtain a replacement bank or financial institution satisfactory to the Greenbrier Funds Administrator to acquire and assume all or a ratable part of all of such Affected Bank's Committed Advances and Commitments (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Committed Advances and Commitments; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or
(iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

        4.8 Survival. The agreements and obligations of Borrowers in this Article Four shall survive the payment of all other Obligations.


        ARTICLE FIVE - REPRESENTATIONS AND WARRANTIESVE

        Borrowers represent and warrant to each Bank and Agent that as of (i) the Closing Date, (ii) the date of each Committed Advance and (iii) if the Committed Advances are converted into Term Loans pursuant to Section 2.1(b), the date of such conversion:

        5.1 Due Organization. Each Borrower is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to conduct business and is in good standing in each jurisdiction where failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

        5.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by any Borrower is within such Borrower's powers, have been duly authorized, and are not in conflict with such Borrower's articles or certificate of incorporation, as the case may be, or by-laws, or the terms of any charter or other organizational document of such Borrower; and all such Loan Documents constitute valid and binding obligations of such Borrower, enforceable in accordance with their respective terms.

        5.3 Compliance With Applicable Laws. Each Borrower has complied with (a) all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged and (b) except for any such failures to comply which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect, with all Requirements of Law applicable to such Borrower, including, without limitation, those relating to any sales, leases or the furnishing of services, and those requiring consumer or other disclosures, in each case by such Borrower.

        5.4 Licenses, Trademarks. Each Borrower has all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises required in order for such Borrower to conduct its business and operate its properties as now or proposed to be conducted without conflict with the rights of others.

        5.5 Conflict. The execution, delivery, and performance by each Borrower of all Loan Documents are not in conflict with any Requirement of Law, or any indenture, agreement, or undertaking to which any Borrower is a party or by which any Borrower, or any property of any Borrower, may be bound or affected.

        5.6 No Litigation, Claims or Proceedings. Except as set forth on
Schedule 5.6, there is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of any Borrower, threatened against or affecting any Borrower or its respective property which is required to be reported to Banks under Section 7.3(a).

        5.7 Correctness of Financial Statements. Each Borrower's financial statements which have been delivered to Agents fairly and accurately reflect such Borrower's financial condition as of August 31, 1996; and, since that date, there has been no material adverse change in such Borrower's financial condition or business.

        5.8 No Event of Default. No Default or Event of Default has occurred and is continuing.

        5.9 Reaffirmation of Representations. Each request for a Committed Advance and Issuance of a Letter of Credit, and any request to convert the Committed Advances into Term Loans pursuant to Section 2.1(b), shall be in each case deemed a representation by each Borrower that all representations and warranties contained herein and in any other Loan Document are then accurate in all material respects as though made on the date of such request; and that all information contained in each Borrowing Base Certificate is accurate and that, in the case of a request for a Committed Advance, a Swingline Advance or Issuance of a Letter of Credit, as the case may be, after giving effect thereto, none of the conditions described in subsection 2.1(d) shall exist, based on the Borrowing Base, APLP Borrowing Base and GTLP Borrowing Base, as the case may be, most recently determined pursuant to subsection 7.4(b).

        5.10 Title to Assets. Each Borrower has good and clear title to its assets, which are not subject to any Liens other than those permitted by the terms of SECTION 8.2.

        5.11 Tax Status. Each Borrower has filed all tax returns and reports required to be filed and has paid all applicable federal, state and local franchise and income taxes which are due and payable.

        5.12 ERISA. No Borrower has incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any Plan or other class of benefit which PBGC has elected to insure.

        5.13 Environmental Quality. Each Borrower has complied with all Requirements of Law relating to environmental quality, and no Borrower is aware that it is under investigation by any Governmental Authority designed to enforce such Requirements of Law.

        5.14 Other Laws/Regulations. Borrowers are not subject to the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, or any successor thereof, as any are in effect from time to time, or any other Requirement of Law restricting the execution or performance of this Agreement or any of the other Loan Documents by Borrowers.

        5.15 Labor, Salaries and Wages. All salaries and wages due by Borrowers have been paid, and no wage claims have been filed against any Borrower by any employee or former employee, except for any such failures to pay, or any such claims, which in each case singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        5.16 Affiliates. The Affiliates of each Borrower are set forth in
Schedule 5.16 hereto.

        5.17 Capital Stock of Borrowers. The capital stock of each corporate Borrower consists of the classes of stock set forth on Schedule 5.17 hereto, which stock is held by the stockholders set forth on Schedule 5.17.


        ARTICLE SIX - CONDITIONS PRECEDENT

        6.1 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial extension of credit hereunder (or, if it shall occur earlier, the obligation of any Issuing Bank to issue any Letter of Credit and of each Bank to purchase a participation therein) is in each case subject to satisfaction or waiver of the following conditions precedent:

          (a) Closing Documents. Administrative Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the List of Documents attached hereto as Schedule 6.1, including, without limitation, all Collateral Documents, including all fees payable on the Closing Date under the respective Fee Letters;

          (b) Payment of Fees. Evidence of payment by Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date; and

          (c) Concurrent Payment of Prior UBOC Obligations. Evidence of concurrent payment by Borrowers of all outstanding Prior UBOC Obligations and cancellation of all agreements, documents and instruments evidencing the Prior UBOC Obligations or executed and/or delivered in connection therewith.

        6.2 Conditions to All Credit Extensions. The obligation of each
Bank to make any Loan to be made by it (including its initial Committed Advance and Term Loan) or to continue or convert any Loan (whether under Section 2.1(b) or 2.4), and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, date of conversion or continuation or Issuance Date:


          (a) Notice, Application. Funding Agent shall have received
(with, in the case of the initial Committed Advances only, a copy for each Bank) a Notice of Borrowing, a Notice of Conversion/Continuation or other applicable notice required hereunder, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and Funding Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article Five shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance.

          (d) No Material Adverse Change. Since August 31, 1996, no events have occurred that singly or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by Borrowers hereunder shall constitute a representation and warranty by Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 6.2 are satisfied.


        ARTICLE SEVEN - AFFIRMATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Committed Advance, Term Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing, Borrowers shall:

        7.1 Use of Proceeds. Use the proceeds of the initial Committed
Advances to pay the Prior UBOC Obligations and the proceeds of all subsequent Committed Advances, Terms Loans and Letters of Credit for working capital and general corporate purposes not in contravention of any Requirement of Law or of the respective terms and provisions of any Loan Document.

        7.2 Financial Covenants.

          (a) Minimum Consolidated Tangible Net Worth. Maintain a
Consolidated Tangible Net Worth, as determined as of the last day of each fiscal quarter of GLC, of at least $95,000,000 (the "CTNW Base Amount"); provided that the required minimum CTNW Base Amount for each fiscal quarter ending after the Closing Date shall be automatically and permanently increased in the amount of
(i) fifty percent (50%) of net earnings of the Consolidated Entity, as determined in accordance with GAAP (but shall not be decreased in the amount of any such losses) for the immediately preceding fiscal quarter and (ii) without duplication, fifty percent (50%) of all contributions to the capital of GLC made after September 1, 1996; and, provided, further, that, notwithstanding the foregoing, in the event of the repurchase of all or any part of the Approved Minority Interest consisting of the Class A limited partnership interest of MBK or Mitsui Nevitt in APLP by GLC or one or more of the other Borrowers prior to the Revolving Termination Date, or in the event of the sale of the Phase X Railcars, the minimum Consolidated Tangible Net Worth required to be maintained by the Consolidated Entity pursuant to this Section 7.2(a) shall be reduced by the net effect of such transactions on Consolidated Tangible Net Worth.

          (b) Maximum Consolidated Total Liabilities to Consolidated
Tangible Net Worth. Maintain a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth, as determined as of the last day of each fiscal quarter of GLC of no greater than 4.25 to 1.0.

          (c) Maximum Ratio of Adjusted Senior Funded Debt to Adjusted Consolidated Tangible Net Worth. Maintain a ratio of Adjusted Senior Funded Debt to Adjusted Consolidated Tangible Net Worth, as determined as of the last day of each fiscal quarter of GLC of no greater than 3.0 to 1.0.

          (d) Minimum Ratio of Cash Flow to Fixed Charges. Maintain a ratio of Cash Flow to Fixed Charges, as determined as of the last day of each fiscal quarter of GLC for the twelve month period ending on such date, of no less than
(i) as of the last day of each such fiscal quarter ending during the period commencing on the Closing Date and ending on the Revolving Termination Date, 1.5 to 1.0, and (ii) as of the last day of each such fiscal quarter ending after the Revolving Termination Date, 1.25 to 1.00.

          (e) Profitability. Maintain net earnings of the Consolidated
Entity (excluding extraordinary after-tax gains or losses) plus (to the extent excluded pursuant to the definition of the term "Consolidated Entity") dividends and other distributions from earnings received by Borrowers in cash from Unrestricted Subsidiaries, in each case as determined in accordance with GAAP as of the last day of each fiscal quarter of GLC, for the twelve (12) month period ending on such date, of at least $2,000,000.

        7.3 Notice to Banks. Promptly give written notice to Administrative Agent of:

          (a) Any litigation or administrative or regulatory proceeding affecting any Borrower where the amount claimed against such Borrower is $1,000,000 or more, to the extent the amount claimed is not covered by insurance to Administrative Agent's satisfaction; or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect;

          (b) Any substantial dispute which may exist between any Borrower and any Governmental Authority;

          (c) Any Event of Default;

          (d) Any change in the location of any of any Borrower's places of business or of the establishment of any new, or the discontinuance of any existing, place of business;

          (e) If requested by Administrative Agent, Borrowers shall furnish Administrative Agent (or cause the Plan administrator to furnish Administrative Agent) within 10 days of each such request assuming such report has been filed with the PBGC at the time of or prior to such request, with the annual report for each Plan filed with the PBGC;

          (f) As soon as possible and in any event within 30 days after any Borrower knows or has reason to know that any event, which would constitute a reportable event under ERISA with respect to any Plan has occurred, or that the PBGC or any Borrower has instituted or will institute proceedings under ERISA to terminate any Plan, Borrowers will deliver to Administrative Agent a certificate of the treasurer, controller or chief financial officer of the Borrowers setting forth details as to such reportable event and the action which Borrowers propose to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that any Plan is to be terminated, as the case may be. For all purposes of this covenant, Borrowers shall be deemed to have knowledge of all facts attributable to the Plan Administrator under ERISA; and

          (g) Any other matters which singly or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

        7.4 Financial Statements/Reporting Requirements. (a) Deliver to Banks, in form and detail satisfactory to Banks, the following financial information, which Borrowers warrant shall be accurate and complete in all material respects:

          (i) As soon as available but no later than sixty (60) days after the end of each fiscal quarter of GLC, the consolidated and consolidating balance sheets of GLC and its consolidated subsidiaries as of the end of such period, and consolidated and consolidating statements of income and retained earnings, and a consolidated statement of cash flow, in each case for such period and for that portion of the financial reporting year ending with such period, prepared and attested by the treasurer, controller or the chief financial officer of GLC as being complete and correct in all material respects and fairly presenting the financial condition and the results of operations of, GLC and its consolidated subsidiaries for the period covered;

          (ii) As soon as available but no later than one hundred twenty (120) days after the end of each fiscal year of GLC, a consolidated and consolidating balance sheet of the GLC and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings, and a consolidated statement of cash flow, in each case for such fiscal year, setting forth in each case in comparative form the figures for the previous year, prepared and certified by an independent certified public accountant selected by the Greenbrier Funds Administrator and satisfactory to Administrative Agent (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of such Borrower's records or otherwise. The certification shall include, or be accompanied by, a statement from the Accountant that during the examination there was observed no Event of Default, or a statement of the Event of Default if any is found. The certification shall include or be accompanied by the Accountant's management letter if prepared by the Accountant. None of the Borrowers shall change its financial reporting year end from its current year end without Banks' prior written consent;

          (iii) Concurrently with the delivery of the financial statements referred to in Sections 7.4(a)(i) and (ii), a Compliance Certificate, executed by the treasurer, controller or chief financial officer of GLC;

          (iv) Promptly after sending, making available or filing, copies of all reports, proxy statements and financial statements that any Borrower sends or makes available to its stockholders and all registration statements and reports that any Borrower files with the Securities and Exchange Commission, or any other governmental official, agency or authority; and

          (v) Such other statements, lists of property and accounts, budgets, forecasts, reports or other financial information as Administrative Agent may from time to time reasonably request.

          (b) Deliver to Agents no later than fifteen (15) days after the end of each month, and, if requested more often by Funding Agent, at the time so requested, a Borrowing Base Certificate as of the last day of such month, or as of the date requested by Funding Agent; provided that, Borrowers may in their sole discretion deliver a Borrowing Base Certificate to Agents more frequently than otherwise required (or requested by Funding Agent) pursuant to this subsection 7.4(b).

        7.5 Existence. Maintain and preserve each Borrower's existence, present form of business, and all rights, privileges and franchises necessary or desirable in the normal course of its business; and keep all of each Borrower's property in good working order and condition, ordinary wear and tear excepted;

        7.6 Insurance. Maintain and keep in force insurance with companies acceptable to Administrative Agent and in such amounts and types as is usual in the business carried on by each Borrower, or as Administrative Agent may reasonably request. Such insurance policies must be in form and substance satisfactory to Administrative Agent.

        7.7 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (except as may be otherwise provided in this Agreement), and in compliance with the regulations of any governmental or regulatory body having jurisdiction over any Borrower or any Borrower's business, and permit employees or agents of each Bank at such reasonable times as such Bank may request to inspect each Borrower's properties, including, without limitation, regular collateral audits, and to examine, audit and make copies and memoranda of each Borrower's books, accounts and records.

        7.8 Compliance With Laws. Comply with all laws, rules, regulations, orders and directives of any governmental or regulatory authority having jurisdiction over any Borrower or any Borrower's business, and comply with all agreements to which any Borrower is a party, except for any such failures to comply which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        7.9 Taxes and Other Liabilities. Pay all of any Borrower's obligations when due; pay all taxes and other governmental assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which such Borrower shall maintain appropriate reserves; and timely file all required tax returns.


        ARTICLE EIGHT - NEGATIVE COVENANTS

     During the term of this Agreement and until the performance of all obligations to Banks, Borrowers, will not without the prior written consent of Required Banks:

        8.1 Indebtedness. Incur any Indebtedness, except:

          (a) the Obligations;

          (b) Senior Golden West Indebtedness;

          (c) Indebtedness outstanding as of the Closing Date and described on
Schedule 8.1, and any refinancing of such Indebtedness;

          (d) Indebtedness secured by purchase money Liens, so long as (i) each such Lien shall attach only to the property acquired, as the case may be and
(ii) the Indebtedness secured by each such Lien shall not exceed one hundred percent (100%) of the original purchase price of such property;

        (e) Indebtedness incurred in connection with the financing of:

          (i) assets not eligible or exceeding dollar limitations for inclusion in the Borrowing Base and, subject to Section 8.10, assets eligible for inclusion in the Borrowing Base; and

          (ii) a specified group of assets, provided that such Indebtedness is secured only by such assets and, at the time of incurrence thereof, could reasonably be expected to be paid in full from the cash flows generated by such assets;

        (f) Non-recourse Indebtedness;

        (g) Capitalized Lease Obligations;

        (h) Indebtedness incurred in connection with Sale/Leaseback Transactions permitted pursuant to subsection 8.4(b);

          (i) Indebtedness constituting Guaranty Obligations;

          (j) Approved Subordinated Indebtedness; and

          (k) unsecured Indebtedness other than Approved Subordinated Indebtedness;

provided, that no Indebtedness otherwise permitted under clauses (b) through and including (k) shall be incurred if, immediately before or after giving effect to such incurrence, an Event of Default or Default shall have occurred and be continuing.

        8.2 Liens. Except for Permitted Liens, create, incur, assume or permit to exist any Lien, or grant any other Person or entity a negative pledge, on any property of any Borrower.

        8.3 Corporate Changes; Prepayments of Certain Indebtedness (a)
Liquidate or dissolve or enter into any consolidation, merger or other combination, except that any Borrower may liquidate, consolidate or merge with and into GLC or any other Borrower; (b) except in connection with the formation of any subsidiary of a Borrower after the Closing Date, issue, redeem, purchase, retire or otherwise acquire any shares of any class of any Borrower's capital stock, or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing; (c) reorganize, reclassify or recapitalize any Borrower's capital stock; (d) if before or after giving effect to any such prepayment a Default or an Event of Default shall have occurred and be continuing, prepay any Indebtedness secured by a Permitted Lien or (e) enter into or modify any agreement as a result of which the terms of payment of any Indebtedness secured by a Permitted Lien or subordinated Indebtedness, including, without limitation, Approved Subordinated Indebtedness, are waived or modified.

        8.4 Sale of Assets. Sell, transfer, lease or otherwise dispose of any Borrower's assets, except for:

          (a) the sale, transfer, lease or other disposition of assets of a Borrower in the ordinary course of such Borrower's business;

          (b) the sale of all or substantially all of the assets, and/or all of the capital stock, of GCC and GRS;

          (c) the sale of all or substantially all of the Phase X Railcars;

          (d) Sale/Leaseback Transactions covering:

             (i) Inventory owned by one or more Borrowers for no longer than one year; and

            (ii) subject to Section 8.10, Inventory owned by one or more Borrowers for longer than one year;

          (e) the sale, transfer, lease or other disposition of one or more of Borrowers' lines of business or all or substantially all of any type or category of Borrowers' Inventory; provided that the aggregate Net Book Value of Borrowers' Inventory involved in any such sale, transfer, lease or other disposition during any fiscal year of GLC ending after the Closing Date shall not exceed an amount equal to twenty percent (20%) of the aggregate Net Book Value of all Borrowers' Inventory plus the aggregate amount of Borrowers' Investment in Direct Finance Leases covering Inventory plus the Net Book Value of all railcars constituting Golden West Collateral plus the aggregate amount of Borrowers' Investment in Direct Finance Leases covering Golden West Collateral, in each case as determined as of the end of the immediately preceding fiscal year of GLC;

        (f) the sale, transfer, lease or other disposition of Inventory owned by one or more Borrowers for no longer than one year to an Unrestricted Subsidiary; and

        (g) subject to Section 8.10, the sale, transfer, lease or other disposition of Inventory owned by one or more Borrowers for longer than one year to an Unrestricted Subsidiary.

Notwithstanding anything to the contrary contained in this Section 8.4, all sales, transfers, leases or other dispositions of Borrowers' assets shall be (i) for fair consideration and (ii) except for sales, transfers, leases or other dispositions described in clauses (f) and (g) above, such consideration shall be paid in cash.

        8.5 Acquisitions. Acquire or purchase all or substantially all the assets or business of any other individual or entity, except for such acquisitions or purchases of assets or businesses conducted by or reasonably related to those conducted by Borrowers on the Closing Date; or acquire or purchase securities, except those permitted under Section 8.6.

        8.6 Loans/Investments. Make or suffer to exist any loans, advances, or investments, except:

          (a) the respective investments of GLC in Gunderson and Redon, to the extent in existence on the Closing Date;

          (b) loans, advances and investments in subsidiaries of any Borrower;

          (c) investments in connection with acquisitions and purchases permitted under Section 8.5;

          (d) loans, advances and investments constituting Restricted Payments permitted under Section 8.9;

          (e) Bank accounts in the ordinary course of any Borrower's business;

          (f) Accounts receivable in the ordinary course of any Borrower's business;

          (g) Investments in domestic certificates of deposit and bankers' acceptances issued by, and any other domestic deposit investments with, financial institutions organized under the laws of the United States or a state thereof, having $100,000,000 in capital and a rating of at least "investment grade" by either S&P or Moody's;

          (h) Investments in short term marketable obligations of the

     United States of America and in open market commercial paper rated at least "A-1" or the equivalent by S&P or at least "P-1" or the equivalent by Moody's;

          (i) Securities of the United States Government;

          (j) Temporary advances to cover incidental expenses incurred in the ordinary course of business;

          (k) Investments in Direct Finance Leases incurred in the ordinary course of any Borrower's business;

          (l) investments constituting capital expenditures made in the ordinary course of any Borrower's business; and

          (m) so long as before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the repurchase of the Approved Minority Interest consisting of the Class A limited partnership interest of MBK and Mitsui Nevitt in APLP by GLC or one or more of the other Borrowers.

        8.7 Other Business. Conduct, or permit any subsidiary of any Borrower to conduct, any business other than the businesses Borrowers conduct as of the Closing Date and businesses reasonably related thereto.

        8.8 No Changes in Depreciation Policies. Make any changes in any Borrower's depreciation policies from those in effect on the Closing Date.

        8.9 Restricted Payments and Affiliate Transactions. Make any
Restricted Payment or directly or indirectly enter into any transaction with or for the benefit of an Affiliate, except that any Borrower may:

          (a) make investments permitted pursuant to subsection 8.6(b);

          (b) make Restricted Payments to any other Borrower;

          (c) sell goods and render services to, or buy goods or procure the services of, an Affiliate, in each case, in the ordinary course of such Borrower's business on terms no more favorable to the Affiliate than would have been obtainable in "arm's length" dealings; and

          (d) make Restricted Payments (other than in connection with transactions permitted under clauses (a), (b)and (c) above), provided that:

           (i)  the aggregate amount of all Restricted Payments made under this
     Section 8.9(d) since September 1, 1996, do not exceed at any time an amount equal at such time to (A) $3,500,000, plus (B) fifty percent (50%) of cumulative net earnings (excluding extraordinary after-tax gains and losses) of the Consolidated Entity since September 1, 1996, plus (to the extent excluded pursuant to the definition of the term "Consolidated Entity") (C) fifty percent (50%) of the dividends and other distributions from earnings received by Borrowers in cash from Unrestricted Subsidiaries since September 1, 1996, plus (D) fifteen percent
    (15%) of Consolidated Tangible Net Worth; and

           (ii) such Restricted Payments made since September 1, 1996 to Parent, do not exceed at any time an aggregate amount equal at such time to (A) $3,500,000, plus (B) fifty percent (50%) of cumulative net earnings (excluding extraordinary after-tax gains and losses) of the Consolidated Entity since September 1, 1996, plus (to the extent excluded pursuant to the definition of the term "Consolidated Entity") (C) fifty percent (50%) of the dividends and other distributions from earnings received by Borrower in cash from Unrestricted Subsidiaries since September 1, 1996, plus eight percent (8%) of Consolidated Tangible Net Worth.

        8.10 Adverse Selection or Transfer of Assets. Select Inventory (a) to secure Indebtedness permitted by subsection 8.1(e)(i), (b) to be the subject of a Sale-Leaseback Transaction pursuant to 8.4(d)(ii) or (c) to sell or otherwise transfer to Unrestricted Subsidiaries pursuant to subsection 8.4(g), in any of such cases that has a materially greater fair market value relative to the Net Book Value thereof, or that could reasonably be expected to produce materially greater earnings over the remaining useful life thereof, than other Inventory not so selected or transferred.

        ARTICLE NINE - EVENTS OF DEFAULT

        9.1 Events of Default. Any of the following shall constitute an "Event of Default":

          (a) Borrowers shall fail to pay, within five (5) days after the same becomes due, any amount payable hereunder or under any other Loan Document.

          (b) Any Borrower shall fail to perform or observe any covenant contained in Sections 7.1, 7.2, 7.3(c), 7.6, 7.7 or 7.8, or contained in Sections 8.1 through and including 8.5.

          (c) Any Borrower shall fail to perform or observe any covenant contained in Section 7.3 (other than any covenant contained in clause (c) thereof) or Section 7.4, and such failure shall continue unremedied for a period of ten (10) days after the date upon which written notice thereof is given to the Greenbrier Funds Administrator by Administrative Agent.

          (d) Any Borrower shall fail to perform or observe any covenant hereunder or under any other Loan Document (except for covenants under sections or subsections referred to in subsections 9.1(a), (b) and (c), respectively) and, if in the reasonable determination of the Administrative Agent such failure is capable of cure during such thirty (30) day period, such failure shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Greenbrier Funds Administrator by Administrative Agent.

          (e) Any representation or warranty made, or financial statements, certification or other document provided, by any Borrower shall prove to have been false or misleading in any material respect.

          (f) Any Borrower shall fail to pay its debts generally as they become due, as such term is defined in the Bankruptcy Code, or shall commence an Insolvency Proceeding; an involuntary Insolvency Proceeding shall be commenced or filed against any Borrower or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of any Borrower; or the dissolution or termination of the business of any Borrower.

          (g) A default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any other Indebtedness or any Guaranty Obligation, in each case of any Borrower, which default or event of default permits the acceleration of the maturity thereof, in the case of any such Indebtedness, or permits demand to be made for payment thereunder or with respect thereto, in the case of any such Guaranty Obligation; provided, that the aggregate outstanding principal amount of all such Indebtedness and Guaranty Obligations for which such a default or event of default has occurred exceeds $5,000,000.

          (h) Any governmental or regulatory authority shall take any action, which, in the judgment of the Required Banks, could reasonably be expected to have a Material Adverse Effect.

          (i) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrowers, taken as a whole, including, without limitation, to any trust or similar entity, shall occur, except in the ordinary course of such entity's business as presently conducted.

          (j) Except to the extent that such Collateral is included in the Borrowing Base pursuant to clause (viii) of the definition thereof, the Collateral Agent shall not have a perfected Lien in any Collateral included in the Borrowing Base as most recently determined pursuant to subsection 7.4(b); or any Liens granted on any of the Collateral shall be determined (other than pursuant to the respective terms and provisions of the Collateral Documents) to be void, voidable, invalid, are subordinated or otherwise not given the priority contemplated by the Collateral Documents.

          (k) Any judgment(s) shall be entered against any Borrower or any involuntary lien(s) of any kind or character shall attach to any assets or property of any Borrower, any of which, in the judgment of any Bank, singly or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as may be contested in good faith by the appropriate procedures and for which such Borrower shall maintain appropriate reserves.

          (l) A Change of Control shall occur or exist.

          (m) Any Plan shall be involuntarily terminated pursuant to ERISA, a trustee shall be appointed by the appropriate United States District Court to administer any Plan, the PBGC shall institute proceedings to terminate any Plan, or any Plan shall fail to satisfy the minimum funding standard for such Plan for a plan year as established by the Internal Revenue Code, as amended from time to time.

        9.2 Remedies. If any Event of Default occurs, Administrative
Agent shall, at the request of, or may, with the consent of, the Required Banks,

          (a) declare the commitment of each Bank to make Committed Advances and any obligation of any Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) (i) declare the unpaid principal amount of all outstanding Advances, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and (ii) demand that Borrowers immediately deposit with the Funding Agent an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit), such deposit to be held by the Funding Agent and used to reimburse the Issuing Bank(s) for the amount of each drawing made under Letters of Credit, as and when each such drawing is made; and

          (c) exercise on behalf of itself, Funding Agent, the Swingline Bank and Banks all rights and remedies available to it and such Persons under the Loan Documents or applicable law;

provided, that upon the occurrence of any event specified in subsection 9.1(f), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of or notice from the Swingline Bank or any Agent or Bank.

        9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

        9.4 Right of Set Off. In addition to any rights now or hereafter granted by contract or applicable law, upon the occurrence of any Event of Default, Banks are hereby authorized by the Greenbrier Funds Administrator and each of the Borrowers at any time to set off and apply any and all deposits, whether matured or unmatured, and any other Indebtedness at any time held or owing by Banks to or for the credit or the account of any such Person against all obligations and liabilities of Borrowers to Banks, regardless of whether (a) Banks shall have made any demand hereunder; (b) Banks shall have declared the principal of and interest on the Note(s) and other amounts due from Borrowers to be due and payable; or (c) any of the obligations and liabilities shall be contingent or unmatured.

        ARTICLE TEN - AGENTS

        10.1 Appointment and Authorization; "Agents".

          (a) The Swingline Bank and each Bank hereby irrevocably
(subject to Section 10.9) appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with the Swingline Bank or any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b) Each Issuing Bank shall act on behalf of Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Required Banks to act for such Issuing Bank with respect thereto; provided that each Issuing Bank shall have all of the benefits and immunities (i) provided to Agents in this Article Ten with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Article Ten, included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

        10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        10.3 Liability of Agent. None of the Agent-Related Persons shall(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to the Swingline Bank or any Bank for any recital, statement, representation or warranty made by the Greenbrier Funds Administrator or any Borrower, or any subsidiaries or Affiliates thereof, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to the Swingline Bank or any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the respective Borrowers or any of their respective subsidiaries or Affiliates.

        10.4 Reliance by Agents. Agent

          (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Agents. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Swingline Bank and Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 6.1, the Swingline Bank and each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by any Agent to such Person for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Person.

        10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except, in the case of Funding Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to Funding Agent for the account of the Swingline Bank or any Bank, unless any Agent shall have received written notice from the Swingline Bank, any Bank or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Any Agent receiving any such notice will notify the other Agent, the Swingline Bank and each Bank of its receipt thereof. Each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article Nine; provided that unless and until such Agent has received any such request, each Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Banks.

        10.6 Credit Decision. The Swingline Bank and each Bank each acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of any Borrower and its subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any such Person. The Swingline Bank and each Bank each represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the assets, business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. The Swingline Bank and each Bank each also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and collateral analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the respective assets, businesses, prospects, operations, property, financial and other condition and creditworthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Swingline Bank and/or Banks by such Agent, no Agent shall have any duty or responsibility to provide any such Person with any credit, collateral or other information concerning the respective assets, businesses, prospects, operations, property, financial and other condition or creditworthiness of Borrowers which may come into the possession of any of the Agent-Related Persons.

        10.7 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Swingline Bank and Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), pro rata, from and against any and all Indemnified Liabilities; provided that no such Person shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, the Swingline Bank and each Bank shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

        10.8 Agents in Individual Capacity. Each of BofA and UBOC and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Borrower and each Borrower's subsidiaries and Affiliates as though such were not the Swingline Bank, an Agent or Issuing Bank hereunder and without notice to or consent of Banks. The Swingline Lender and Banks acknowledge that, pursuant to such activities, BofA, UBOC or their respective Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Swingline Advances, Committed Advances and Term Loan, BofA and UBOC shall each have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Swingline Bank, an Agent or Issuing Bank.

        10.9 Successor Agents. Each Agent may, and at the request of the Required Banks shall, resign as such Agent upon 30 days' notice to Banks. If any Agent resigns under this Agreement, the Required Banks shall appoint from among Banks a successor agent for Banks which successor agent shall be approved by the Greenbrier Funds Administrator. If no successor agent is appointed prior to the effective date of the resignation of any Agent, such Agent may appoint, after consulting with Banks and the Greenbrier Funds Administrator, a successor agent from among Banks. Upon the acceptance of its appointment as a successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as an Agent shall be terminated. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article Ten and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as an Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the remaining Agent shall perform all of the duties of retiring Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, neither BofA nor UBOC may be removed as an Agent at the request of the Required Banks unless such Person shall also simultaneously be replaced as an "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to such Person.

        10.10 Withholding Tax.

        (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of Funding Agent, to deliver to Funding Agent:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify Funding Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the respective Obligations of Borrowers to such Bank, such Bank agrees to notify Funding Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the respective Borrowers to such Bank. To the extent of such percentage amount, Funding Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with Funding Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the respective Obligations of Borrowers to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, Funding Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to Funding Agent, then Funding Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Funding Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify Funding Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Funding Agent fully for all amounts paid, directly or indirectly, by Funding Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Funding Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of Funding Agent.

        ARTICLE ELEVEN - GENERAL PROVISIONS

        11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Greenbrier Funds Administrator or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by Administrative Agent at the written request of the Required Banks) and Borrowers and acknowledged by the Greenbrier Funds Administrator and each Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment or consent shall, unless in writing and signed by all Banks and all Borrowers and acknowledged by the Greenbrier Funds Administrator and each Agent, do any of the following:

        (a) increase or extend the Commitments of any Bank;

        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Banks (or any of them) hereunder or under any other Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on any Committed Advance or Term Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Committed Advances which is required for Banks or any of them to take any action hereunder;

        (e) except as otherwise expressly permitted pursuant to the terms hereof or of any of the other Loan Documents, authorize the release of any Lien in favor of the Collateral Agent; or

        (f) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Required Banks or all Banks, as the case may be, affect the rights or duties of Issuing Banks under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by each Agent in addition to the Required Banks or all Banks, as the case may be, affect the rights or duties of Agents under this

Agreement or any other Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Required Banks or all Banks, as the case may be, affect the rights or duties of the Swingline Bank under this Agreement or any other Loan Document relating to any Swingline Advance made or to be made by it, and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        11.2 Notices. (a) Except as otherwise provided herein, all notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed, faxed or delivered, to the respective addresses or facsimile numbers, as the case may be, specified for notices on
Schedule 11.2; or to such other address or facsimile number as shall be designated by any of such parties from time to time in a written notice to the other parties.

        (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Banking Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article Two, Three or Ten to the Swingline Bank or any Agent shall not be effective until actually received by such Person, and notices pursuant to Article Three to any Issuing Bank shall not be effective until actually received by any Issuing Bank at the address specified for such Issuing Bank on Schedule 11.2.

        (c) Any agreement of the Swingline Bank, Agents and Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Greenbrier Funds Administrator and Borrowers. The Swingline Bank, Agents and Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Greenbrier Funds Administrator or Borrowers, as the case may be, to give such notice and none of such Persons shall have any liability to the Greenbrier Funds Administrator, Borrowers or any other Person on account of any action taken or not taken by the Swingline Bank, Agents or Banks in reliance upon such telephonic or facsimile notice. The respective obligations of Borrowers to repay the Obligations shall not be affected in any way or to any extent by any failure by the Swingline Bank, Agents and Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by any of such Persons of a confirmation which is at variance with the terms understood by such Persons to be contained in the telephonic or facsimile notice.

        11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Swingline Bank, any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        11.4 Costs and Expenses. Borrowers shall:

        (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its respective capacities as Administrative Agent and an Issuing Bank) within five Banking Days after demand for all reasonable costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by them with respect thereto;

        (b) pay or reimburse the Collateral Agent within five (5)
Banking Days after demand for all reasonable costs and expenses (including Attorney Costs) payable pursuant to Section 8.8 of the Security Agreement, including, without limitation, all such amounts incurred by the Collateral Agent in connection with any release or contemplated release of Collateral pursuant to
Section 7.10 of the Security Agreement; and

        (c) pay or reimburse Agents, the Arranger, the Swingline Bank and each Bank within five Banking Days after demand (subject to subsection 6.1(b)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Swingline Advances, Committed Advances or Term Loans, as the case may be, (including in connection with any "workout" or restructuring regarding the Obligations and including in any Insolvency Proceeding or appellate proceeding).

        11.5 Indemnification. Whether or not the transactions contemplated hereby are consummated, Borrowers shall jointly and severally indemnify, defend and hold the Agent-Related Persons, the Swingline Bank and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties,actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        11.6 Payments Set Aside. To the extent that any Borrower makes a payment to the Swingline Bank, any Agent or any Bank, or any of such Persons exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) and each such Person severally agrees to pay to Funding Agent upon demand its pro rata share of any amount so recovered from or repaid by Agents.

        11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Greenbrier Funds Administrator nor any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Agent and each Bank.

        11.8 Assignments, Participations, Etc.

        (a) Any Bank may, with the written consent of Administrative
Agent and, at all times other than during the existence of an Event of Default, upon thirty (30) days' prior notice to, and prior consent of, the Greenbrier Funds Administrator, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Greenbrier Funds Administrator and Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is a domestic Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided that the Greenbrier Funds Administrator, Borrowers, Issuing Banks, Agents and the Swingline Bank may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Greenbrier Funds Administrator and Agents by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Greenbrier Funds Administrator and Administrative Agent an Assignment and Acceptance in form and substance reasonably satisfactory to Administrative Agent ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assignor Bank or Assignee has paid to Administrative Agent a processing fee in the amount of $3,500.

        (b) From and after the date that Administrative Agent notifies the assignor Bank that it has received (and both it and the Greenbrier Funds Administrator has provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

        (c) Within five Banking Days after its receipt of notice by Administrative Agent that the Greenbrier Funds Administrator has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that the Greenbrier Funds Administrator consents to such assignment in accordance with Subsection 11.8(a)), Borrowers shall execute and deliver to Administrative Agent, new Notes evidencing such Assignee's assigned Obligations and Commitment and, if the assignor Bank has retained a portion of its Obligations and its Commitment, replacement Notes in the principal amount of the Commitment retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

        (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of any Borrower (a "Participant") participating interests in any Obligations, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Greenbrier Funds Administrator, Borrowers, Issuing Banks, Agents and the Swingline Bank shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of all Banks as described in the first proviso to Section
11.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by Borrowers hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

        (e) Notwithstanding any other provision in this Agreement, the Swingline Bank and any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        11.9 Notification of Addresses, Lending Offices, Etc. The
Swingline Bank and each Bank shall notify Funding Agent in writing of any changes in the address to which notices to such Person should be directed, of addresses of each of its Lending Offices, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Funding Agent shall reasonably request.

        11.10 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument. Any counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceeding regarding this Agreement.

        11.11 Severability. The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

        11.12 Governing Law and Jurisdiction

        (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GREENBRIER FUNDS ADMINISTRATOR, EACH BORROWER, THE SWINGLINE BANK, EACH AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GREENBRIER FUNDS ADMINISTRATOR, EACH BORROWER, THE SWINGLINE BANK, EACH AGENT AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE GREENBRIER FUNDS ADMINISTRATOR, EACH BORROWER, THE SWINGLINE BANK, EACH AGENT AND EACH BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

        11.13 Waiver of Jury Trial. THE GREENBRIER FUNDS ADMINISTRATOR, BORROWERS, THE SWINGLINE BANK, BANKS AND AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING

OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GREENBRIER FUNDS ADMINISTRATOR, BORROWERS, THE SWINGLINE BANK, BANKS AND AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

        11.14 Entire Agreement. This Agreement, together with the other
Loan Documents, embodies the entire agreement and understanding among the Greenbrier Funds Administrator, Borrowers, the Swingline Bank, Agents and Banks, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        11.15 Joint and Several Liability; Exceptions for APLP and
GTLP.

        (a) Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, all Borrowers (except, subject to the provisos to subsections 11.15(b) and (c), APLP and GTLP, respectively) shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which Borrower actually receives the proceeds of the Committed Advances, Swingline Advances or Term Loans, as the case may be, or the benefit of any other extensions of credit hereunder or the manner in which Borrowers, the Swingline Bank any Agent or any Bank account therefor in their respective books and records. Notwithstanding the foregoing,
(i) each Borrower's obligations and liabilities with respect to proceeds of extensions of credit hereunder which it receives, or Letters of Credit issued for its account, and related fees, costs and expenses, and (ii) its obligations and liabilities, arising as a result of the joint and several liability of Borrowers hereunder, with respect to proceeds of extensions of credit received by, or Letters of Credit issued for the account of, any of the other Borrowers hereunder, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to the Collateral Agent under the Collateral Documents by, any Borrower shall be impaired or released by any action or inaction on the part of the Swingline Bank, any Agent or any Bank, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower, or any guarantor or surety of or for any or all of the Obligations.

        (b) Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, APLP shall be severally liable hereunder and under each of the other Loan Documents with respect to proceeds of extensions of credit hereunder which are received by it or for its account, and for Letters of Credit Issued for its account, and for related fees, costs and expenses; provided that from and after the date (the "APLP Effective Date") on which APLP shall be a wholly-owned subsidiary of AC and/or any other Borrower or a wholly-owned subsidiary of any other Borrower, APLP shall be jointly and severally liable hereunder and under all of the other Loan Documents with respect to all Obligations to the extent provided in Section 11.15(a) above for all other Borrowers.

        (c) Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, GTLP shall be severally liable hereunder and under each of the other Loan Documents with respect to proceeds of extensions of credit hereunder which are received by it or for its account, and for Letters of Credit Issued for its account, and for related fees, costs and expenses; provided that from and after the date (the "GTLP Effective Date") on which (i) GTLP shall be wholly-owned by GCC and/or any other Borrower, or a wholly-owned subsidiary of any other Borrower, and (ii) all obligations and liabilities of GTLP under the respective GTLP Credit Facilities shall have been paid and satisfied in full and each of the GTLP Credit Facilities shall have terminated pursuant to the respective terms and provisions thereof, GTLP shall be jointly and severally liable hereunder and under all of the other Loan Documents with respect to all Obligations to the extent provided in Section 11.15(a) above for all other Borrowers.

        11.16 Appointment and Authorization of the Greenbrier Funds
Administrator.

        (a) Each Borrower hereby designates and appoints the Greenbrier
Funds Administrator as its agent to act as specified in this Agreement and each of the other Loans Documents and the Greenbrier Funds Administrator hereby acknowledges such designation and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs the Greenbrier Funds Administrator to take such action on its behalf under the respective provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Greenbrier Funds Administrator by the respective terms and provisions thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf:

          (i) to submit on behalf of each Borrower (i) Notices of Borrowing and Notices of Conversion/Continuation to the Funding Agent in accordance with the provisions of subsections 2.3(a) and 2.4(a), respectively, hereof and (ii) notices for Swingline Advances to the Swingline Bank in accordance with the provisions of Section 2.3(b) hereof, each such notice to be submitted by the Greenbrier Funds Administrator to the Funding Agent as soon as practicable after its receipt of a request to do so from a Borrower; and

          (ii) to receive on behalf of each Borrower the proceeds of the Loans in accordance with the provisions of subsections 2.2 and 2.4, respectively, hereof, such proceeds to be disbursed to the applicable Borrower by the Greenbrier Funds Administrator as soon as practicable after its receipt thereof; and

          (iii) to submit on behalf of each Borrower requests for the issuance of Letters of Credit to an Issuing Bank in accordance with the provisions of Section 3 of the Credit Agreement, each such request for the issuance of a Letter of Credit to be submitted by the Greenbrier Funds Administrator to the applicable Issuing Bank as soon as practicable after its receipt of a request to do so from a Borrower.

The Greenbrier Funds Administrator is further authorized to take all such actions on behalf of each Borrower necessary to exercise the specific powers granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Loan Documents, and deliver such documents as delegated to or required of the Greenbrier Funds Administrator by the terms hereof or thereof.

        (b) The Greenbrier Funds Administrator may perform any of its duties hereunder or under any of the other Loan Documents by or through its agents or employees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    individually and as Administrative
                                    Agent


                                    By: /s/ Craig S. Munro
                                       ----------------------------------
                                    Name: Craig S. Munro
                                         --------------------------------
                                    Title: Managing Director
                                          -------------------------------



                                    UNION BANK OF CALIFORNIA, N.A.,
                                    individually and as Collateral Agent
                                    and Funding Agent


                                    By: /s/ Stephen Clive
                                       ----------------------------------
                                    Name: Stephen Clive
                                         --------------------------------
                                    Title: Vice President
                                          -------------------------------

                                    GREENBRIER LEASING CORPORATION, a
                                    Delaware corporation, individually
                                    and in its capacity as Greenbrier
                                    Funds Administrator


                                    By: /s/ Norriss M. Webb
                                       ----------------------------------
                                    Name: Norriss M. Webb
                                    Title: Executive Vice President


                                    GREENBRIER CAPITAL CORPORATION, a
                                    California corporation


                                    By: /s/ Norriss M. Webb
                                       ----------------------------------
                                    Name: Norriss M. Webb
                                    Title: Vice President


                                    GREENBRIER PARTNERS INC., a
                                    California corporation


                                    By: /s/ Norriss M. Webb
                                       ----------------------------------
                                    Name: Norriss M. Webb
                                    Title: Vice President


                                    GREENBRIER RAILCAR, INC., a
                                    Delaware corporation


                                    By: /s/ Norriss M. Webb
                                       ----------------------------------
                                    Name: Norriss M. Webb
                                    Title: Vice President


                                    AUTOSTACK CORPORATION, an
                                    Oregon corporation


                                    By: /s/ Norriss M. Webb
                                       ----------------------------------
                                    Name: Norriss M. Webb
                                    Title: Vice President

                                    GREENBRIER TRANSPORTATION LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership


                                    By: /s/ Norriss M. Webb
                                       ----------------------------------
                                    Name: Norriss M. Webb
                                    Title: Vice President


                                    GREENBRIER TRANSPORTATION, INC., a
                                    Delaware corporation

                                    By: GREENBRIER TRANSPORTATION, INC.,
                                     its General Partner


                                    By: /s/ Norriss M. Webb
                                       ----------------------------------
                                    Name: Norriss M. Webb
                                    Title: Vice President


                                    AUTOSTACK PARTNERS LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership by Autostack General
                                    Partner, Inc., General Partner

                                    By: AUTOSTACK GENERAL PARTNERS, INC.,
                                     its General Partner


                                    By: /s/ Mark J. Rittenbaum
                                       ----------------------------------
                                    Name: Mark J. Rittenbaum
                                    Title: President


                                    AUTOSTACK GENERAL PARTNER, INC., a
                                    Delaware corporation


                                    By: /s/ Mark J. Rittenbaum
                                       ----------------------------------
                                    Name: Mark J. Rittenbaum
                                    Title: President


                                    GREENBRIER RENTAL SERVICES, INC., a
                                    California corporation


                                    By: /s/ Mark J. Rittenbaum
                                       ----------------------------------
                                    Name: Mark J. Rittenbaum
                                    Title: Vice President